Filed Pursuant to Rule 424(b)(3)

Registration No. 333-276173

Prospectus Supplement

(to prospectus dated November 5, 2024)

AERIES TECHNOLOGY, INC.

10,566,347 Class A Ordinary Shares Issuable Upon Exercise of Exchange Rights

21,027,801 Class A Ordinary Shares Issuable Upon Exercise of Warrants

54,107,858 Class A Ordinary Shares

9,527,810 Warrants to Purchase Class A Ordinary Shares

Offered by the Selling Securityholders

This prospectus supplement is being filed to update and supplement information contained in the prospectus dated November 5, 2024 (the “Prospectus”) related to: (A) (i) up to 10,566,347 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), of Aeries Technology, Inc., a Cayman Islands exempted company (the “Company”), upon exchange of shares of Aark Singapore Pte. Ltd. or Aeries Technology Group Business Accelerators Private Limited, pursuant to the exchange agreements dated November 6, 2023, and (ii) up to 21,027,801 Class A ordinary shares issuable upon the exercise of the (a) 11,499,991 redeemable warrants to purchase Class A ordinary shares that were issued by Worldwide Webb Acquisition Corp. as part of the units in its initial public offering (“IPO”), and (b) 9,527,810 redeemable warrants (the “Private Placement Warrants”) to purchase Class A ordinary shares originally issued to Worldwide Webb Acquisition Sponsor, LLC in a private placement that closed simultaneously with the consummation of the IPO; and (B) the resale from time to time by the Selling Securityholders (as defined in the Prospectus) of (i) an aggregate of up to 54,107,858 Class A ordinary shares, and (ii) up to 9,527,810 Private Placement Warrants, with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 2, 2025 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Class A ordinary shares and warrants are traded on the Nasdaq Capital Market under the symbols “AERT” and “AERTW,” respectively. On April 1, 2025, the closing price of our Class A ordinary shares was $0.57 per share and the closing price of our warrants was $0.0299 per warrant.

Investing in our securities involves risks. See “Risk Factors” beginning on page 15 of the Prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body have approved or disapproved these securities, or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 2, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

Aeries Technology, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

60 Paya Lebar Road, #08-13 Paya Lebar Square Singapore	409051
(Address of principal executive offices)	(Zip Code)

(919)228-6404

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	AERT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AERTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As described under Item 5.07 below, at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Aeries Technology, Inc. (the “Company”) held on March 27, 2025, at 9:00 a.m. Eastern Time, the Company’s shareholders approved Resolution No. 4 to amend and restate the Company’s Amended and Restated Memorandum and Articles of Association in their entirety by replacing them with the Second Amended and Restated Memorandum and Articles of Association. To the extent applicable, the description of the amendments contained in the Second Amended and Restated Memorandum and Articles of Association, as set forth in Resolution No. 4 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2025 (the “Proxy Statement”), is incorporated herein by reference. This description does not purpose to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Memorandum and Articles of Association, a copy of which is filed as Exhibit 3.1 to this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Revised Employment Agreements with Executive Officers

On March 28, 2025, Aeries Technology Solutions, Inc. (“Employer”), a North Carolina corporation and an affiliate of the Company, entered into new employment agreements with Bhisham (Ajay) Khare, Chief Executive Officer of the Company; Daniel S. Webb, Chief Financial Officer and Chief Investment Officer of the Company; and Unnikrishnan Nambiar, Chief Technology Officer of the Company, superseding and replacing each officer’s original employment agreement and any related amendments, effective as of February 10, 2025. These new agreements reflect changes in their roles, responsibilities, and compensation arrangements consistent with the Company’s evolving leadership structure, and were approved by the Company’s Board of Directors (the “Board”) and its Compensation Committee. The material terms of the revised employment agreements for each of these officers are set forth below:

Revised Employment Agreement with Bhisham (Ajay) Khare

Under the revised Employment Agreement with Mr. Khare (the “Khare Revised Employment Agreement”), Mr. Khare will serve as the Chief Executive Officer of the Employer, the Company and its affiliates.

Mr. Khare is entitled to an annual base salary of $425,000, subject to increase at the Board’s discretion. Mr. Khare’s annual incentive opportunity has a target equal to 100% of his base salary, with actual awards determined by the Board or Compensation Committee. He is also eligible for future equity awards, subject to performance, continued service, and approval by the Board or Compensation Committee, as applicable.

If Mr. Khare’s employment is terminated without “cause” or if he terminates his employment for “good reason” (each as defined in the Khare Revised Employment Agreement), then Mr. Khare will be entitled to receive any accrued amounts, including vested but undelivered equity awards and declared but unpaid bonuses. Subject to compliance with certain post-termination obligations, including the execution of a release of claims against the Company, he will also receive a severance payment equal to 12 months of his base salary, payable in equal installments over 12 months.

The Khare Revised Employment Agreement contains certain restrictive covenants that apply during and after Mr. Khare’s employment, including a non-solicitation agreement and an agreement to not disclose confidential information for a two-year period following his termination of employment for any reason. The Khare Revised Employment Agreement also includes a non-competition agreement for a one-year period.

Revised Employment Agreement with Daniel S. Webb

Under the revised Employment Agreement with Mr. Webb (the “Webb Revised Employment Agreement”), Mr. Webb will serve as the Chief Financial Officer and Chief Investment Officer of the Employer, the Company and its affiliates.

Mr. Webb is entitled to an annual base salary of $400,000, subject to increase at the Board’s discretion. Mr. Webb’s annual incentive opportunity has a target equal to 40% of his base salary, with actual awards determined by the Board or Compensation Committee. He is also eligible for future equity awards, subject to performance, continued service, and approval by the Board or Compensation Committee, as applicable.

If Mr. Webb’s employment is terminated without “cause” or if he terminates his employment for “good reason” (each as defined in the Webb Revised Employment Agreement), then Mr. Webb will be entitled to receive any accrued amounts, including vested but undelivered equity awards and declared but unpaid bonuses. Subject to compliance with certain post-termination obligations, including the execution of a release of claims against the Company, he will also receive a severance payment equal to 12 months of his base salary, payable in equal installments over 12 months.

The Webb Revised Employment Agreement contains certain restrictive covenants that apply during and after Mr. Webb’s employment, including a non-solicitation agreement and an agreement not to disclose confidential information for a two-year period following his termination of employment for any reason. The Webb Revised Employment Agreement also includes a non-competition agreement for a one-year period.

Revised Employment Agreement with Unnikrishnan Nambiar

Under the revised Employment Agreement with Mr. Nambiar (the “Nambiar Revised Employment Agreement”), Mr. Nambiar will serve as the Chief Technology Officer of the Employer, the Company and its affiliates.

Mr. Nambiar is entitled to an annual base salary of $250,000, subject to increase at the Board’s discretion. Mr. Nambiar’s annual incentive opportunity has a target equal to 40% of his base salary, with actual awards determined by the Board or Compensation Committee. He is also eligible for future equity awards, subject to performance, continued service, and approval by the Board or Compensation Committee, as applicable.

If Mr. Nambiar’s employment is terminated without “cause” or if he terminates his employment for “good reason” (each as defined in the Nambiar Revised Employment Agreement), then Mr. Nambiar will be entitled to receive any accrued amounts, including vested but undelivered equity awards and declared but unpaid bonuses. Subject to compliance with certain post-termination obligations, including the execution of a release of claims against the Company, he will also receive a severance payment equal to 12 months of his base salary, payable in equal installments over 12 months.

The Nambiar Revised Employment Agreement contains certain restrictive covenants that apply during and after Mr. Nambiar’s employment, including an agreement to not disclose confidential information.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the amended employment agreements with Mr. Khare, Mr. Webb, and Mr. Nambiar, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report.

2

Amendment No. 1 to the 2023 Equity Incentive Plan

As reported in the Company’s current report on Form 8-K filed with the SEC on June 11, 2024, on June 8, 2024, the Board, upon recommendation of the Compensation Committee, approved Amendment No. 1 (the “Plan Amendment”) to the Company’s 2023 Equity Incentive Plan (the “Plan”). The Plan Amendment provided for (i) increasing the total number of Class A ordinary shares authorized under the Plan to 11,928,287 shares (the “New Share Reserve”), (ii) amending the “evergreen” provision in the Plan to automatically increase the New Share Reserve by 5% on an annual basis or by such lesser amount that the Committee may determine (the “Evergreen Provision”), and (iii) removing the annual limits on issuing awards to a single individual under Sections 5(d) and 5(e) of the Plan. The portions of the Plan Amendment relating to the New Share Reserve and the Evergreen Provision were submitted to the Company’s shareholders for approval at the Annual Meeting and were approved under Resolution No. 3 at the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2025 Annual Meeting of Shareholders on March 27, 2025 at 9:00 a.m. Eastern Time. Four proposed resolutions, which are described in more detail in the Company’s definitive proxy statement filed with the SEC on February 14, 2025, were voted upon by the Company’s shareholders at the Annual Meeting.

At the beginning of the Annual Meeting, there were 35,787,189 Class A ordinary shares and 1 Class V ordinary share present in person or by proxy, representing approximately 80.32% of the ordinary shares entitled to vote at the meeting and constituting a quorum for the transaction of business. Only shareholders of record as of 5:00 p.m. Eastern Time on January 29, 2025 (the “Record Date”) were entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 44,557,996 Class A ordinary shares and 1 Class V ordinary share issued and outstanding.

The election of each director nominee under Resolution No. 1 and the approval of Resolution No. 2 each require approval by an ordinary resolution, which means the affirmative vote of a majority of the voting power of the ordinary shares that are voted on the applicable matter. The approval of Resolution No. 3 and Resolution No. 4 each requires a special resolution, which means the affirmative vote of the holders of at least 75% of the voting power of the ordinary shares who, being present and entitled to vote at the Annual Meeting, vote on the applicable matter. Each ordinary share is entitled to one vote on each of the proposals presented at the Annual Meeting. However, the Class V ordinary share carries a number of votes equal to 51.0% of the total voting power of all outstanding Class A ordinary shares and the Class V ordinary share, voting together as a single class, with respect to the election of a director, and 1.3% of the total voting power for all other matters presented at the Annual Meeting.

At the Annual Meeting, the election of each director nominees under Resolution No. 1, Resolution No. 2, Resolution No. 3 and Resolution No. 4 were approved by the Company’s shareholders. The final voting results are as below:

Resolution No. 1 — To resolve, by ordinary resolution, Alok Kochhar, Biswajit Dasgupta and Nina B. Shapiro be appointed as directors to serve for such term as provided in the Company’s memorandum and articles of association then in effect and until their respective successors are duly appointed and qualified, or until their earlier death, resignation or removal:

1a. To resolve, by ordinary resolution, that Alok Kochhar be appointed as a director to serve for such term as provided in the Company’s memorandum and articles of association then in effect and until his successor is duly appointed and qualified, or until his earlier death, resignation or removal;

Class	For	Against	Abstain	Broker Non-Vote
Class A ordinary shares	32,904,060	51,375	501	2,830,673
Class V ordinary share	1	-	-	-

3

1b. To resolve, by ordinary resolution, that Biswajit Dasgupta be appointed as a director to serve for such term as provided in the Company’s memorandum and articles of association then in effect and until his successor is duly appointed and qualified, or until his earlier death, resignation or removal;

Class	For	Against	Abstain	Broker Non-Vote
Class A ordinary shares	32,864,902	90,293	741	2,830,673
Class V ordinary share	1	-	-	-

1c. To resolve, by ordinary resolution, that Nina B. Shapiro be appointed as a director to serve for such term as provided in the Company’s memorandum and articles of association then in effect and until her successor is duly appointed and qualified, or until her earlier death, resignation or removal.

Class	For	Against	Abstain	Broker Non-Vote
Class A ordinary shares	32,938,069	17,866	1	2,830,673
Class V ordinary share	1	-	-	-

Resolution No. 2 — To resolve, by ordinary resolution, that Sections 2 and 3 of the Amendment No. 1 to the 2023 Equity Incentive Plan, a copy of which is attached as Appendix A to the Proxy Statement, be approved.

Class	For	Against	Abstain	Broker Non-Vote
Class A ordinary shares	32,860,528	95,207	201	2,830,673
Class V ordinary share	1	-	-	-

Resolution No. 3 — To resolve, by special resolution, that the selection of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for its fiscal years ended March 31, 2025, 2024 and 2023 be confirmed, adopted, approved and ratified in all respects.

Class	For	Against	Abstain
Class A ordinary shares	35,645,535	140,873	201
Class V ordinary share	1	-	-

Resolution No. 4 — To resolve, by special resolution, that the Company’s Amended and Restated Memorandum and Articles of Association in effect be further amended and restated by the deletion in their entirety, and the substitution in their place with the Second Amended and Restated Memorandum and Articles of Association, a copy of which is attached as Appendix B to the Proxy Statement, be approved.

Class	For	Against	Abstain	Broker Non-Vote
Class A ordinary shares	32,879,880	73,925	2,131	2,830,673
Class V ordinary share	1	-	-	-

4

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association.
10.1	Employment Agreements, dated March 28, 2025, by Aeries Technology Solutions, Inc. and Bhisham Khare.
10.2	Employment Agreements, dated March 28, 2025, by Aeries Technology Solutions, Inc. and Daniel Webb.
10.3	Employment Agreements, dated March 28, 2025, by Aeries Technology Solutions, Inc. and Unnikrishnan Nambiar.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2025	AERIES TECHNOLOGY, INC.
A Cayman Islands exempted company

	By:	/s/ Daniel S. Webb
	Name:	Daniel S. Webb
	Title:	Chief Financial Officer

6

Exhibit 3.1

THE COMPANIES ACT (As Revised)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

AERIES TECHNOLOGY, INC.

(ADOPTED BY SPECIAL RESOLUTION DATED MARCH 27, 2025)

THE COMPANIES ACT (As Revised)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

AERIES TECHNOLOGY, INC.

(ADOPTED BY SPECIAL RESOLUTION DATED MARCH 27, 2025)

1	The name of the Company is Aeries Technology, Inc.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount, if any, unpaid on such Member’s shares.

5	The share capital of the Company is US$50,500.0001 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 1 Class V ordinary share of a par value of US$0.0001 and 5,000,000 preference shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Second Amended and Restated Memorandum of Association bear the respective meanings given to them in the Second Amended and Restated Articles of Association of the Company.

THE COMPANIES ACT (As Revised)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

AERIES TECHNOLOGY, INC.

(ADOPTED BY SPECIAL RESOLUTION DATED MARCH 27, 2025)

1.	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“AARK”	means Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D.

“AARK Ordinary Shares”	means the ordinary shares of AARK, par value SGD1.00 per share.

“Aeries”

means Aeries Technology Group Business Accelerators Private Limited, an Indian private company limited by shares, with company registration number U74999MH2014PTC257474, and a subsidiary of the Company.

“Aeries Shares”	means the ordinary shares, in the capital of Aeries, par value of INR 10 per share.

“Affiliate”

in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these second amended and restated articles of association of the Company.

“Audit Committee”	means the audit committee of the board of Directors established pursuant to the Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Change of Control”

means the occurrence of any of the following events: (a) any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the U.S. Securities Exchange Act of 1934 or any successor provisions thereto is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; (b) there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such merger or consolidation; or (c) the Members approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Company of substantially all of the assets of the Company and its subsidiaries (including Aark), taken as a whole.

“Class A Share”	means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Class V Share”	means the Class V ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Clearing House”

means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	means the above named company.

“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).

“Compensation Committee”	means the compensation committee of the board of Directors established pursuant to the Articles, or any successor committee.

“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the Nasdaq Capital Market.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Effective Date”	means November 6, 2023.

“Electronic Communication”

means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Exchange”

means the transfer of Aeries Shares held by parties other than AARK and/or AARK Ordinary Shares held by parties other than the Company, for Class A Shares or cash pursuant to exchange agreements between the Company and such parties.

“Exchange Act”

means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Hostile Change of Control”

means a Change of Control which has not been approved by a Special Resolution or an Ordinary Resolution, as applicable, at or before the earlier of (a) a public announcement by any person of the intention to obtain a sufficient number of the Company’s then outstanding voting securities as would upon their acquisition constitute a Change of Control or (b) upon a Change of Control and during the continuation thereof.

“Indemnified Person”	has the meaning assigned to such term in Article 44.1.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the second amended and restated memorandum of association of the Company.

“Nominating Committee”	means the nominating committee of the board of Directors established pursuant to the Articles, or any successor committee.

“Officer”	means a person appointed to hold an office in the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.

“Proportionate Reduction”	has the meaning assigned to such term in Article 5.4.

“Register of Members”	means the register of Members of the Company maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Related Party Transaction”

means a transaction between the Company and (i) its officers or directors, (ii) a person related by blood or marriage to any such officer or director or (iii) an entity in which any such person, directly or indirectly has more than a 5% beneficial interest.

“$”	means United States dollar.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.

“Share”	means a Class A Share, the Class V Share or a Preference Share and includes a fraction of a share in the Company.

“Special Resolution”	means a resolution which:

(a)

has been passed by at least 75% of the votes of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b)

has been approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members aforesaid, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“Tax Filing Authorised Person”	means such person as any Director shall designate from time to time, acting severally.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	qwords importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2.	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3.	Issue of Shares and other Securities

3.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4	The Company shall not issue Shares to bearer.

4.	Class A Shares

4.1	Class A Shares shall carry the right to receive notice of and to attend, to speak at and to vote at any general meeting of the Company.

4.2	In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganisation or otherwise or upon any distribution of capital, the Class A Shares shall, subject to any Applicable Law and the rights, if any, of the holders of any outstanding Preference Shares, carry the right to receive all the remaining assets of the Company available for distribution to the Members, ratably in proportion to the number of Class A Shares held by them.

4.3	Class A Shares shall, subject to any Applicable Law and the rights, if any, of the holders of any outstanding Preference Shares, carry the right to receive such dividends and other distributions (payable in cash, property or shares of the Company) when, as and if declared thereon by the Directors from time to time out of any assets or funds of the Company legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

5.	Class V Share

5.1	The Class V Share shall carry the right to receive notice of and to attend, to speak at and to vote at any general meeting of the Company.

5.2	In the event of a winding up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganisation or otherwise or upon any distribution of capital, the holder of the Class V Share shall be entitled, pari passu with the holders of Class A Shares, to an amount equal to the capital paid up on such Class V Share. The Class V Share shall not carry any other right to participate in the profits or assets of the Company.

5.3	The Class V Share shall not carry the right to receive dividends or other distributions, and dividends and other distributions shall not be declared or paid on the Class V Share.

5.4	The Class V Share shall have restrictions on transfer as set forth in Article 9.1. Upon the Exchange of any AARK Ordinary Shares for Class A Shares, the voting power of the Class V Share shall be reduced in proportion to the AARK Ordinary Shares exchanged to that of the AARK Ordinary Shares held by Venu Raman Kumar on the Effective Date (the “Proportionate Reduction”), provided, however, such Proportionate Reduction will not, in any way, affect the voting rights of the Class V Share as described in Articles 22.1(b) and 22.2 below. For illustrative purposes only and as an example, if there is an Exchange of 25% of the AARK Ordinary Shares, the voting power of the Class V Share will be reduced by 25% and be equal to 26% multiplied by 75%, or 19.5%, for all purposes other than with respect to the matters addressed in Articles 22.1(b) and 22.2 below. Upon the Exchange of all AARK Ordinary Shares, other than the AARK Ordinary Shares held by the Company, the Class V Share shall automatically and without further action on the part of the Company or any holder of such Class V Share be forfeited and cancelled.

5.5	Once forfeited and cancelled, the Class V Share may not be reissued.

6.	Register of Members

6.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

6.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

7.	Closing Register of Members or Fixing Record Date

7.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

7.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

7.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

8.	Certificates for Shares

8.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

8.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

8.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

8.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

8.5	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

9.	Transfer of Shares

9.1	Subject to the terms of the Articles, any Member may transfer all or any of their Shares, other than the Class V Share, by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options, warrants or units issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such right, option, warrant or unit. For the avoidance of doubt, no holder of the Class V Share may transfer the Class V Share to any person and any attempted transfer of the Class V Share shall be void and the Directors shall refuse to register the transfer of the Class V Share.

9.2	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

10.	Redemption, Repurchase and Surrender of Shares

10.1	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Directors may determine before the issue of such Shares.

10.2	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in this Article 10 shall not require further approval of the Members.

10.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

10.4	The Directors may accept the surrender for no consideration of any fully paid Share.

11.	Treasury Shares

11.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

11.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

12.	Variation of Rights of Shares

12.1	Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class), whether or not the Company is being wound up, shall not be varied without the unanimous consent of the holders of the issued Shares of that class.

12.2	The Company shall issue only fully paid shares.

13.	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of their subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

14.	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

15.	Transmission of Shares

15.1	If a Member dies, the survivor or survivors (where they were a joint holder), or their legal personal representatives (where they were a sole holder), shall be the only persons recognised by the Company as having any title to their Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which they were a joint or sole holder.

15.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by them to the Company, either to become the holder of such Share or to have some person nominated by them registered as the holder of such Share. If they elect to have another person registered as the holder of such Share they shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution, as the case may be.

15.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which they would be entitled if they were the holder of such Share. However, they shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered themself or to have some person nominated by them be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before their death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

16.	Amendments of Memorandum and Articles of Association and Alteration of Capital

16.1	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(b)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(c)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(d)	approve any Change of Control, except for such Change of Control events that are required by law to be approved by Special Resolution.

16.2	All new Shares created in accordance with the provisions of this Article 16 shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.	Special Resolution Matters

17.1	Subject to Applicable Law, the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company shall not and the Directors shall not allow the Company to undertake any of the following actions without the prior approval by a Special Resolution of the Company:

(a)	change the Company’s name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum; and

(d)	reduce the Company's share capital or any capital redemption reserve fund.

18.	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19.	General Meetings

19.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

19.3	The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings, and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

19.4	Members seeking to bring business before the annual general meeting or to nominate candidates for appointment as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to Members in connection with the previous year’s annual general meeting or, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of Directors with such deadline being a reasonable time before the Company begins to print and send its related proxy materials.

20.	Notice of General Meetings

20.1	At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

20.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21.	Proceedings at General Meetings

21.1	No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares entitled to vote at a general meeting, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy, shall be a quorum.

21.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if they shall not be present within fifteen minutes after the time appointed for the meeting to commence, or are unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.9	If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

21.10	When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

21.11	A resolution put to the vote of the meeting shall be decided on a poll.

21.12	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.13	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.14	In the case of an equality of votes the chairman shall be entitled to a second or casting vote except for matters covered under sub clause 21.15.

21.15	Venu Raman Kumar, if presiding over a meeting of the board of Directors of the Company, will abstain from voting on the appointment of either of the two directors of AARK, who will be selected only from the pool of Independent Directors of the Company.

22.	Votes of Members

22.1	Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which they are the holder, provided that:

(a)	subject to Article 22.1(b), the Class V Share shall have such number of votes representing, at all times while such Class V Share remains outstanding, 26.0% of all votes attached to the total issued and outstanding Class A Shares and the Class V Share, voting together as a class; and

(b)	notwithstanding the foregoing, in the event of the occurrence of certain extraordinary events, as set forth in Article 22.2, the Class V Share shall have such number of votes representing 51.0% of all votes attached to the total issued and outstanding Class A Shares and the Class V Share, voting together as a class.

22.2	For the purposes of Article 22.1(b) any and all of the following shall constitute an extraordinary event:

(a)	during a period where there continues to exist a threatened or actual Hostile Change of Control. A Hostile Change of Control shall be deemed to be “threatened”, without limitation, when a person or group acquires, directly or indirectly, in a single transaction or series of related transactions, more than 5% of the votes attached to all Shares, other than the Class V Share, announces publicly an interest in taking over, partly or wholly, the management control of the Company or seeks a seat on the Board of Directors of the Company when such candidacy is not endorsed by existing members of the Board of Directors; and/or

(b)	the appointment or removal of a Director.

22.3	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.4	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by their committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.5	No person shall be entitled to vote at any general meeting unless they are registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by them in respect of Shares have been paid.

22.6	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive, except for the matters covered under sub clause 21.15.

22.7	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.8	A Member holding more than one Share need not cast the votes in respect of their Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing them, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which they are appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which they are appointed.

23.	Proxies

23.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of their attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

23.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.3	The chairman may in any event at their discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

23.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24.	Corporate Members

24.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as the corporation could exercise if it were an individual Member.

24.2	If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

25.	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26.	Directors

26.1	There shall be a board of Directors consisting of seven persons provided, however that (A) the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors and (B) four of the Directors shall be Independent Directors.

27.	Powers of Directors

27.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to their widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

28.	Appointment and Removal of Directors

28.1	Subject to and as otherwise set out in the Articles, including Article 22.2 and 28.2, the Company may by Ordinary Resolution appoint any person to be a Director or remove any director.

28.2	The Board of Directors shall initially be divided into three classes, with each class serving a staggered term of three years. The term of the first class of Directors shall expire at the first annual meeting of the Members following the Effective Date, the term of the second class of Directors shall expire at the second annual meeting of Members following the Effective Date, and the term of the third class of Directors shall expire at the third annual meeting of Members following the Effective Date, and the class into which a Director is to be appointed shall be set out in the resolutions appointing such Director.

Upon the expiration of the initial term of each class, all Directors thereafter shall be elected to serve one-year terms, expiring at the next annual meeting of Members.

28.3	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29.	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that they resign the office of Director; or

(b)	the Director absents themself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that they have by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with their creditors generally; or

(d)	the Director is found to be or becomes of unsound mind.

30.	Proceedings of Directors

30.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.

30.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote, except for matters covered under sub clause 21.15.

30.3	A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

30.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5	A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7	The Directors may elect a chairman of their board and determine the period for which they are to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

30.8	All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

31.	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file their written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

32.	Directors’ Interests

32.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2	A Director may act by themself or by, through or on behalf of their firm in a professional capacity for the Company and they or their firm shall be entitled to remuneration for professional services as if they were not a Director.

32.3	A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by them as a director or officer of, or from their interest in, such other company.

32.4	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which they are interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by them at or prior to its consideration and any vote thereon.

32.5	A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which they have an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

33.	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

34.	Delegation of Directors’ Powers

34.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3	The Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and its charter and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

34.4	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.5	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in them.

34.6	The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of their appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate their office at any time if they give notice in writing to the Company that they resign their office.

35.	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

36.	Remuneration of Directors

36.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

36.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond their ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to their remuneration as a Director.

37.	Seal

37.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

37.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

37.3	A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over their signature alone to any document of the Company required to be authenticated by them under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

38.	Dividends, Distributions and Reserve

38.1	Subject to the Statute and the Articles and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

38.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

38.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by them to the Company on account of calls or otherwise.

38.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

38.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

38.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

38.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

38.8	No Dividend or other distribution shall bear interest against the Company.

38.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

39.	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

40.	Books of Account

40.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

40.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

40.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

41.	Audit

41.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

41.2	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

41.3	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

41.4	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

41.5	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by their becoming incapable of acting by reason of illness or other disability at a time when their services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

41.6	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

41.7	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

42.	Notices

42.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post or e-mail to them or to their address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

42.2	Where a notice is sent by:

(a)	courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)	post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands or the United States) following the day on which the notice was posted;

(c)	e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(d)	placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

42.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

42.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of their being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for their death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

43.	Winding Up

43.1	If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the Articles and the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

43.2	If the Company shall be wound up the liquidator may, subject to the Articles and rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

44.	Indemnity and Insurance

44.1	Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

44.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

44.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

45.	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st March in each year and, following the year of incorporation, shall begin on 1st April in each year.

46.	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

47.	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

48.	Certain Tax Filings

Each Tax Filing Authorised Person and any such other person, acting alone, as any Director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) dated as of March 28, 2025 constitutes the entire understanding between the parties and supersedes and replaces all prior or contemporaneous agreements, representations, or understandings, whether written or oral, relating to the subject matter, and no such prior agreements shall be of any further force or effect.

This EMPLOYMENT AGREEMENT (the “Agreement”), dated March 28, 2025 and effective as of February 10, 2025 (the “Effective Date”), is by and between Aeries Technology Solutions, Inc., a North Carolina corporation (the “Company”, and together with its affiliates, the “Company Group”), and Bhisham “Ajay” Khare (the “Executive”) (together, the “Parties” and each a “Party”).

WHEREAS, the Company is a subsidiary of Aeries Technology Inc, a Cayman Islands exempted company limited by shares with NASDAQ ticker number: AERT (the “Group Parent”)

WHEREAS, the Executive and the Company, with the approval of the Group Parent through its Board of Directors desire to enter into this Agreement for the benefit of the Aeries Group, effective as of the Effective Date

“Affiliate” shall mean any entity directly or indirectly controlling, controlled by or under common control of the Company. For purposes of this Agreement, the ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity, shall be deemed to constitute control.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

1. Employment; Position; Duties; Full-Time Status.

(a) Position. The Company hereby agrees to employ the Executive as its Chief Executive Officer and Chief Executive Officer of Group Parent and affiliates, and the Executive hereby accepts such employment with the Company, Group Parent and affiliates, upon the terms and subject to the conditions set forth herein.

(b) The Executive shall perform and discharge faithfully the duties and responsibilities which may be assigned by the Group Parent’s Board of Directors (the “Board”), or other competent authority of the Company Group (collectively, the “Supervisory Authority”), including those set forth on Schedule 1, to the Executive from time to time in connection with the conduct of the Company’s and Group Parent’s business; provided in each case that such duties and responsibilities are commensurate with the duties and responsibilities of persons in similar capacities in similarly sized companies. The Executive shall report to the Supervisory Authority. The Executive hereby agrees that he shall at all times comply with and abide by all terms and conditions set forth in this Agreement and all applicable work policies, procedures and rules as may be issued by the Company and/or Group Parent. The Executive also agrees that he shall comply with all federal, state and local statutes, regulations and public ordinances governing the performance of his duties hereunder.

(c) Full-Time Status. In addition to the duties and responsibilities specifically assigned to the Executive pursuant to Section 1(b) hereof, the Executive shall:

(i) subject to Section 1(d), devote substantially all of his business time, energy and skill to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties; and

(ii) diligently follow and implement all lawful management policies and decisions communicated to the Executive by the Supervisory Authority or other competent authority of the Company and/or Group Parent.

(d) Permitted Activities. Section 1(c) to the contrary notwithstanding, as long as the following activities do not, individually or in the aggregate, interfere with the Executive’s obligations to the Company and Group Parent, do not violate any applicable work policies, procedures and rules as may be issued by the Company and Group Parent do not violate Section 5 below, nothing herein shall be construed as preventing the Executive from:

(i) managing his personal passive investments; or

(ii) participating in civic and professional affairs and organizations and conferences (including serving on boards of directors or as a member of a committee of one or more organizations).

Executive is required to disclose all board appointments and ownership interests above 5% in any other company on Exhibit A. The Company will review any such activities and approve them for conflict of interest purposes. The Company agrees that the activities that the Executive is conducting on the Effective Date, as set forth on Exhibit A attached hereto, are permitted for purposes of this Section 1(d). The Executive is required to amend and supplement Exhibit A if the Executive joins the board of any company or obtains an ownership interest above 5% during the period of this Agreement.

2. Term. The term of this Agreement and the Executive’s employment under this Agreement shall begin on the Effective Date and shall end on the Termination Date as set forth in Section 4 hereof (the “Term”).

3. Compensation.

(a) Base Salary. Subject to the terms and conditions set forth in this Agreement, during the Term, the Company shall pay the Executive, and the Executive shall accept, an annual salary in the amount of four hundred and twenty five thousand ($425,000.00 USD). Such amount shall be paid in accordance with the Company’s normal payroll practices and may be increased from time to time at the sole discretion of the Board (such amount, as may be so increased, the “Base Salary”).

(b) Incentive, Savings and Retirement Plans. During the Term, the Executive shall be eligible to participate in all incentive (including, without limitation, long term incentive), savings and retirement plans, practices, policies and programs generally available to senior executive officers of the Company (“Peer Executives”), on terms and conditions substantially the same as such Peer Executives, except as to benefits that are specifically applicable to the Executive pursuant to this Agreement. Without limiting the foregoing, the following provisions shall apply with respect to the Executive:

2

(i) Annual Incentive Award. With the Effective date the provisions of this Section 3(b)(i) shall govern and the Executive shall be entitled to an annual incentive opportunity, with a target opportunity of 100% of the Executive’s Annual Base Salary which shall be determined by the Board or the Board’s compensation committee (the “Compensation Committee”). The incentive (including Cash- based Bonus, Equity awards, etc) maybe above or below the target opportunity aligned to the Management Incentive Plan. The amount of and performance criteria with respect to any such incentive for any fiscal year commencing on or after April 1, 2024 shall be determined by the Board or the Compensation Committee. The Executive must be actively employed by the Company on the last day of the fiscal year to receive a bonus for such fiscal year.

(ii) Equity Awards: Executive will be eligible for future award grants subject to Executive & Company Performance, Executive’s continued service with the Company or Group Parent or one of their respective affiliates through such grant date and approval by the Board or Compensation Committee, as applicable. The awards will be subject to the terms and conditions as per the applicable form of award agreement thereunder.

(c) Welfare Benefit Plans. During the Term, the Executive and the Executive’s eligible dependents shall be eligible to participate under the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, executive life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to Peer Executives. Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan, practice, policy or program applicable to Peer Executives as long as such amendment or termination is applicable to all Peer Executives on a consistent basis.

(d) Business Expenses and Vacation. During the Term of this Agreement, the Company shall reimburse the Executive for all expenses reasonably incurred by the Executive in the performance of the Executive’s duties, and in accordance with the Company’s policies on business expense reimbursement. During the Term of this Agreement, the Executive will be subject to the Company’s vacation policy.

(e) Withholdings. All compensation payable hereunder shall be subject to all applicable withholding for federal income taxes, Federal Insurance Contributions Act and all other applicable federal, state and local withholding requirements.

4. Termination of Employment.

(a) General. The Company may, at any time and in its sole discretion, terminate the Executive’s employment, and thereby this Agreement, with Cause, subject to any prior notice requirements of Section 4(b) of this Agreement, or without Cause, and the Executive may, at any time and in his sole discretion, resign from his employment with the Company, and thereby terminate this Agreement, subject to any prior notice requirements and cure opportunities contained in Section 4(c) of this Agreement, if applicable (any such date of termination, the “Termination Date”).

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(b) Effect of Termination with Cause.

(i) If the Executive’s employment with the Company shall be terminated by the Company with Cause during the Term the Executive shall be entitled to receive the following:

(A) any unpaid Base Salary earned through the Termination Date, to be paid in a cash lump sum in the next payroll cycle following the Termination Date; and

(B) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) at the times provided in the applicable plans under which the deferral was made, if and to the extent payable to the Executive under the terms of the applicable plans and which has not been paid as of the Termination Date.

(ii) For purposes of this Agreement, any of the following conditions shall constitute “Cause”:

(A) the Executive’s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude or the Executive’s commission of any crime involving misappropriation, embezzlement, conversion of any property (including confidential or proprietary information) or business opportunities, or fraud with respect to any member of the Company Group or any of its customers or suppliers;

(B) material conduct by the Executive causing any member of the Company Group public disgrace or disrepute or economic harm;

(C) failure of the Executive to perform duties assigned by the Supervisory Authority or any member of the Company Group (other than as a result of death or Disability) that is not cured to the satisfaction of the Board within 10 days after written notice to the Executive specifying the failure;

(D) any act or knowing omission of the Executive aiding or abetting a competitor or supplier of any member of the Company Group to the disadvantage or detriment of any member of the Company Group;

(E) the Executive’s breach of fiduciary duty, gross negligence or willful misconduct with respect to any member of the Company Group;

(F) a material violation by the Executive of any policy of any member of the Company Group applicable to the Executive that has been communicated to the Executive in writing (including through posting on the website of any member of the Company Group), including gross insubordination;

(G) any attempt by the Executive to secure any personal profit (other than through his indirect ownership of equity in the Company) in connection with the business of any member of the Company Group (for example, without limitation, using the Company Group’s assets to pursue other interests, diverting any business opportunity belonging to the Company Group to himself or to a third party, insider trading or taking bribes or kickbacks); or

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(H) any other material breach by the Executive of this Agreement or any other agreement between the Executive and any member of the Company Group which is incurable or not cured to the Board’s reasonable satisfaction within ten (10) days after written notice thereof to the Executive.

For all purposes hereunder, no act or omission to act by the Executive shall be “willful” if conducted in good faith or with a reasonable belief that such act or omission was in the best interests of the Company.

(c) Resignation by the Executive.

(i) Without Good Reason. If the Executive resigns without Good Reason, the Company shall pay to the Executive any other accrued amounts or accrued benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company at the times provided under the applicable plan, program, policy, practice, contract or agreement of the Company (collectively the “Accrued Amounts”) (for clarity, these amounts include the amounts set forth in Section 4(b)(i) and bonuses earned but not yet paid, in accordance with applicable Company plans, programs, policies, practices, contracts or agreements) and the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by applicable law or by this Section (4)(c)(i). The Executive is required to provide six (6) months’ written notice to the Company prior to resigning (“Notice Period”). After receipt of the Executive’s notice of resignation, the Company in its sole discretion can elect to accept Executive’s separation at an earlier date, require continued employment through the Notice Period, or elect to place the Executive on Garden Leave pursuant to Section 4(h).

(ii) With Good Reason. For the Executive to resign with Good Reason pursuant to this Section, the Executive is required to provide written notice of their claimed Good Reason event within 45 days of the Good Reason event to the Supervisory Authority. The Company will then have 45 days to remedy the condition giving rise to the claimed Good Reason event. If the Company fails to remedy the condition giving rise to the claimed Good Reason event, the Executive must terminate his or her employment within 180 days of the Good Reason event to collect any payments stated in this Section 4(c)(ii). If the Supervisory Authority determines that the Executive has resigned with Good Reason, the Company shall pay to the Executive any Accrued Amounts and the Severance Payment stated in Section 4(d)(i)(C). The Supervisory Authority shall have the sole right to determine whether or not a Good Reason event has occurred in accordance with this Section, and the determination of the Supervisory Authority shall be binding on Executive. Payment of the Accrued Amounts and Severance Payment will follow the payment timeline in Section 4(d)(i)(C). To receive any payments under this Section, the Executive must comply with the Sections 4(d)(ii), 5(c), 5(d) and 5(e).

(iii) Definitions:

(A) Good Reason means: (i) a material reduction in the nature or scope of the Executive’s aggregate duties and responsibilities; (ii) failure of the Company to pay or cause to paid Executive’s Base Salary or Annual Incentive, if earned, or failure of the company to deliver the Equity Awards,if vested, unless agreed by the Executive.

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(B) Change in Control means: (i) a sale of all or substantially all of the assets of the Company; (ii) the acquisition of all or substantially all (excluding shares that are part of a management roll over into the buyer entity) of the voting power of the outstanding securities of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of their continuing to hold such stock and/or their receipt in exchange therefor of securities issued as consideration for the Company’s outstanding stock) hold at least 50% of the voting power of the surviving or acquiring entity; or (iii) any reorganization, merger or consolidation in which the corporation is not the surviving entity, excluding any merger effected exclusively for the purpose of changing the domicile of the Company.

(d) Effect of Termination without Cause.

(i) If the Executive’s employment with the Company is terminated by the Company without Cause:

(A) the Company will provide the Executive with six (6) months’ notice prior to terminating the Executive’s employment. The Company can elect, at its sole discretion, to provide the Executive with payment in lieu of notice or to place Executive on Garden Leave pursuant to Section 4(h).

(B) the Company shall pay or deliver to the Executive the Accrued Amounts including any Equity Awards vested and not yet delivered; and Bonus declared and not delivered;

(C) so long as the Executive complies with Sections 5(c), 5(d) and 5(e) of this Agreement, the Company shall pay to the Executive an amount (the “Severance Payment”) equal to 12 (twelve) months of the Executive’s annual Base Salary. Severance Payment shall be payable in equal installments (less applicable withholdings and deductions) over a period of 12 months following the Termination Date, and commencing on the first payroll period occurring on or after the 60th day following the Termination Date and such payments shall be made with the same frequency as the Executive’s Base Salary was paid prior to such termination; and

Payments pursuant to this Section 4(d) shall be in lieu of any other severance benefits that the Executive may be eligible to receive under the Company’s or any of the Company Group’s benefit plans or programs.

(ii) As a condition to receiving the payments or benefits provided for in Section 4(d)(i)(C) the Executive agrees to sign and deliver to the Company a release in a form attached hereto as Exhibit B and delivered to the Company within five (5) business days of the Termination Date, which must become effective within sixty (60) days following the Termination Date.

(e) Termination Upon Death. This Agreement shall terminate immediately upon the Executive’s death, and the Executive or his beneficiaries shall be entitled to no further payments or benefits hereunder, other than the payment of the Accrued Amounts, including, without limitation, benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to the Executive on the date of his death. The rights of the Executive’s estate with respect to any benefit plans shall be determined in accordance with the specific terms, conditions and provisions of the applicable award agreements and benefit plans.

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(f) Disability.

(i) If the Company determines in good faith that the Disability (as defined in Section 4(f)(ii)) of the Executive has occurred during the Term, it may give to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such written notice by the Executive (the “Disability Effective Date”), provided, that, within the 30-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. If the Executive’s employment is terminated by reason of his Disability, this Agreement shall terminate, and the Executive shall be entitled to no further payments or benefits hereunder, other than payment of Accrued Amounts, including, without limitation, benefits under such plans, programs, practices and policies relating to disability benefits, if any, as are applicable to the Executive on the Disability Effective Date. The rights of the Executive with respect to any benefit plans shall be determined in accordance with the specific terms, conditions and provisions of the applicable award agreements and benefit plans.

(ii) For purposes of this Agreement, “Disability” shall mean: (A) a long-term disability entitling the Executive to receive benefits under the Company’s long-term disability plan as then in effect; or (B) if no such plan is then in effect or the plan does not apply to the Executive the inability of the Executive, as determined by the Board, to perform the essential functions of his regular duties and responsibilities hereunder, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of at least six consecutive months. At the request of the Executive or his personal representative, the Board’s determination that the Disability of the Executive has occurred shall be certified by a physician mutually agreed upon by the Executive or his personal representative and the Company, the choice of such physician not to be unreasonably withheld by the Executive or his personal representative. Without such physician certification (if it is requested by the Executive or his personal representative), the Executive’s termination shall be deemed a termination by the Company without Cause and not a termination by reason of Disability.

(g) Section 409A.

(i) It is intended that (i) each payment of a series of installment payments provided under this Agreement shall be a separate “payment” for purposes of Section 409A of the United States Internal Revenue Code and the Treasury Regulations thereunder (collectively, “Section 409A”), and (ii) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A, including those provided under Treasury Regulations 1.409A-1(b)(4)(regarding short-term deferrals), 1.409A-1(b)(9)(iii) (regarding the two-times, two (2) year exception) and 1.409A- 1(b)(9)(v) (regarding reimbursements and other separation pay). Notwithstanding anything to the contrary herein, if (1) on the date of the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), the Executive is deemed to be a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of the Company, as determined in accordance with the Company’s “specified employee” determination procedures, and (2) any payments to be provided to the Executive pursuant to this Agreement which constitute “deferred compensation” for purposes of Section 409A and are or may become subject to the additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six (6) months after the date of the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) or, if sooner, the date of the Executive’s death. Any payments delayed pursuant to this Section 4(g) shall be made in a lump sum on the first day of the seventh month following the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) or, if sooner, the date of the Executive’s death.

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(ii) Notwithstanding any other provision herein to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of “deferred compensation” (as such term is defined in Section 409A and the Treasury Regulations promulgated thereunder) upon or following a termination of employment unless such termination is also a “separation from service” from the Company within the meaning of Section 409A and Section 1.409A-1(h) of the Treasury Regulations and, for purposes of any such provision of this Agreement, references to a “separation,” “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii) Notwithstanding any other provision herein to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Section 409A and the Treasury Regulations promulgated thereunder be subject to offset by any other amount unless otherwise permitted by Section 409A.

(iv) Notwithstanding any other provision herein to the contrary, to the extent that any reimbursement (including expense reimbursements), fringe benefit or other, similar plan or arrangement in which the Executive participates during the Term or thereafter provides for a “deferral of compensation” within the meaning of Section 409A and the Treasury Regulations promulgated thereunder, then such reimbursements shall be made in accordance with Treasury Regulations 1.409A- 3(i)(1)(iv) including; (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to any reimbursement or in-kind benefit may not be subject to liquidation or exchange for another benefit.

(v) For the avoidance of doubt, any payment due under this Agreement within a period following the Executive’s termination of employment, death, Disability or other event, shall be made on a date during such period as determined by the Company in its sole discretion (subject to compliance with Section 409A and the Treasury Regulations and other interpretive guidance promulgated thereunder, if applicable).

(vi) This Agreement shall be interpreted in accordance with, and the Company and the Executive will use their best efforts to achieve timely compliance with, Section 409A and the Treasury Regulations and other interpretive guidance promulgated thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date of this Agreement. By accepting this Agreement, the Executive hereby agrees and acknowledges that the Company does not make any representations with respect to the application of Section 409A to any tax, economic or legal consequences of any payments payable to the Executive hereunder. Further, by the acceptance of this Agreement, the Executive acknowledges that (i) the Executive has obtained independent tax advice regarding the application of Section 409A to the payments due to the Executive hereunder, (ii) the Executive retains full responsibility for the potential application of Section 409A to the tax and legal consequences of payments payable to the Executive hereunder and (iii) the Company shall not indemnify or otherwise compensate the Executive for any violation of Section 409A that my occur in connection with this Agreement. The Parties agree to cooperate in good faith to amend such documents and to take such actions as may be necessary or appropriate to comply with Section 409A.

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(h) Garden Leave. So long as the Company continues to pay the Executive remuneration, the Company is entitled at its absolute discretion to require the Executive during any period of notice (or any part of such Notice Period) to do any one or more of the following: (i) not to carry out any work; or (ii) to carry out only some portion of work at Company’s sole discretion; or (iii) not attend the office premises of the Company during all or any part of the Notice Period; or (iv) to work remotely during all or any part of the Notice Period; and “Garden Leave” refers to any such period. Unless the Company agrees otherwise, the Executive will not, during Garden Leave:

(i) do any work, whether paid or unpaid, for any third party;

(ii) hold himself out as a partner, director or other officer of the Company or any Company Group;

(iii) make any comment to any person about the change to his duties, roles, responsibilities or designation, except to confirm that he is on Garden Leave and that he has been given notice of termination or resigned as the case may be;

(iv) make contact with any employee, agent, customer or client of the Company or any Company Group.

(v) The Executive acknowledges that during Garden Leave he will remain employed by the Company and that his obligations and duties (including, without limitation, those of good faith, fidelity and exclusive service) continue to apply. As indicated above, he may be required to render services to the Company during Executive’s Garden Leave, as and when required by the Company.

(vi) The Company reserves the right, at its sole discretion, to cancel the Executive’s Garden Leave at any time during the Notice Period and require him to resume work in the usual course.

5. Non-Competition, Non-Solicitation, Confidentiality and Non-Disclosure.

(a) Preamble. As a material inducement to the Company to enter into this Agreement and to provide the Executive with the compensation and benefits described herein, and the Company’s recognition of the valuable experience, knowledge and receipt of proprietary information the Executive has gained and will gain from his employment with the Company, the Executive warrants and agrees that he will abide by and adhere to the following business protection provisions in this Section 5.

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(b) Definitions. For purposes of this Section 5, the following terms shall have the following meanings:

(i) “Competitive Position” shall mean any ownership, investment, employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the Executive and any person or Entity (defined below) that is engaged anywhere within the Territory (defined below), wholly or in material part, or that is an investor or prospective investor in a person or Entity that is engaged anywhere within the Territory, wholly or in material part, in the primary business of the Company at any point in time, including, but not limited to, tech enabled outsourcing services (the “Restricted Business”). Nothing herein shall prohibit the Executive from:

(A) being a passive owner of not more than 1% of the outstanding stock of any class of a corporation that is publicly traded, so long as the Executive has no active participation in the business of such corporation; or

(B) accepting employment with any federal or state government or governmental subdivision or agency.

(ii) “Confidential Information” shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the Company Group, other than “Trade Secrets” (as defined below), which is of tangible or intangible value to the Company Group and the details of which are not generally known to the general public. Confidential Information shall also include: any items that the Company Group has marked “CONFIDENTIAL” or some similar designation or are otherwise identified as being confidential. Confidential Information includes but is not limited to all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, buyer lists of the Company Group.

(iii) “Entity” or “Entities” shall mean any business, individual, partnership, joint venture, agency, governmental agency, body or subdivision, association, firm, corporation, limited liability company or other entity of any kind.

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(iv) “Restricted Period” means for purposes of Section 5(e), one (1) year following the termination of the Executive’s employment and, for all other purposes, two (2) years following the termination of the Executive’s employment. Notwithstanding the foregoing, the Restricted Period shall be extended for a period of time equal to any period(s) of time that the Executive is determined by a final non-appealable judgment from a court of competent jurisdiction to have engaged in any conduct that violates any provision of this Section 5 (the purpose of this provision is to secure for the benefit of the Company the entire Restricted Period being bargained for by the Company for the restrictions upon the Executive’s activities). In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

(v) “Territory” shall mean the geographic boundaries of each state within the United States of America and of each foreign country in which the Company Group owns or operates a Restricted Business located in such state or country (in the event that the Executive’s employment has terminated, determined at the time of the termination of the Executive’s employment), or in which the Company Group has purchased land or executed a lease to establish a Restricted Business (in the event that the Executive’s employment has terminated, determined at the time of the termination of the Executive’s employment). In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

(vi) “Trade Secrets” shall mean information or data of or about any member of the Company Group, including, but not limited to, technical or non-technical data, recipes, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential suppliers that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (iii) any other information which is defined as a “trade secret” under applicable law.

(vii) “Work Product” shall mean all tangible work product, property, data, documentation, “know-how,” concepts or plans, inventions, improvements, techniques and processes relating to any member of the Company Group that were conceived, discovered, created, written, revised or developed by the Executive during the term of his employment with the Company Group.

(c) Nondisclosure; Ownership of Proprietary Property.

(i) In recognition of the need of the Company Group to protect its legitimate business interests, Confidential Information and Trade Secrets, the Executive hereby covenants and agrees that, during the Term and at all times thereafter, the Executive shall regard and treat Trade Secrets and all Confidential Information as strictly confidential and wholly-owned by the Company Group and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party or Entity for any purpose other than in accordance with this Agreement or as required by applicable law, court order or other legal process: (A) with regard to each item constituting a Trade Secret, at all times such information remains a “trade secret” under applicable law, and (B) with regard to any Confidential Information, for the Restricted Period.

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(ii) The Executive shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information, and he shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which the Executive becomes aware. The Executive shall assist the Company, to the extent necessary, in the protection of or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information.

(iii) All Work Product shall be owned exclusively by the Company Group. To the greatest extent possible, any Work Product shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended), and the Executive hereby unconditionally and irrevocably transfers and assigns to the applicable member of the Company Group all right, title and interest the Executive currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights. The Executive agrees to execute and deliver to the applicable member of the Company Group any transfers, assignments, documents or other instruments which such member of the Company Group may deem necessary or appropriate, from time to time, to protect the rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the Company Group.

(d) Non-Solicitation.

(i) The Executive recognizes and acknowledges that, as a result of his employment by the Company Group, he will become familiar with and acquire knowledge of confidential information and certain other information regarding the other executives, consultants and employees of the Company Group, and the suppliers, customers and other business partners of the Company Group. Therefore, the Executive covenants and agrees that, during the Restricted Period, the Executive shall not, directly or indirectly, encourage, solicit or otherwise attempt to persuade any person in the employment or service of any member of the Company Group to terminate or reduce his or her employment or service with the Company or to violate any confidentiality, non-competition agreement that such person may have with the Company. Furthermore, neither the Executive nor any person acting in concert with the Executive nor any of the Executive’s affiliates shall, during the Restricted Period, employ any person who has been an executive or management employee of the Company unless that person has ceased to be an employee of the Company for at least twelve months. In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

(ii) The Executive further covenants and agrees that during the Restricted Period, the Executive shall not, directly or indirectly, in any manner in any way interfere with the relationship between any member of the Company Group and any supplier, franchisee, licensee or other business relation (or any prospective supplier, franchisee, licensee or other business relationship) of any member of the Company Group (including, without limitation, by making any negative or disparaging statements or communications regarding any member of the Company Group or any of their respective operations, officers, directors or investors). In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

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(e) Non-Competition. The Executive covenants and agrees to not obtain or engage in a Competitive Position during the Term and during the Restricted Period. The Executive and the Company recognize and acknowledge that the scope, area and time limitations contained in this Agreement are reasonable and are properly required for the protection of the business interests of the Company due to the Executive’s status and reputation in the industry and the knowledge to be acquired by the Executive through his association with the Company’s business and the public’s close identification of the Executive with the Company and the Company with the Executive. Further, the Executive acknowledges that his skills are such that he could easily find alternative, commensurate employment or consulting work in his field that would not violate any of the provisions of this Agreement. The Executive acknowledges and understands that, as consideration for his execution of this Agreement and his agreement with the terms of this covenant not to compete, the Executive will receive employment with and other benefits from the Company in accordance with this Agreement. In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

(f) Remedies. The Executive understands and acknowledges that his violation of any provision of this Section 5 will cause irreparable harm to the Company and the Company will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining the Executive from any employment, service, or other act prohibited by this Agreement. The Parties agree that nothing in this Agreement shall be construed as prohibiting the Company from pursuing any remedies available to it for any breach or threatened breach of any provision of this Section 5, including, without limitation, the recovery of damages from the Executive or any person or entity acting in concert with the Executive. The Company shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by the Executive, or the burden of proving actual damages which is also hereby waived by the Executive. If any part of any provision of this Section 5 is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable. Furthermore and in recognition that certain severance payments are being agreed to in reliance upon the Executive’s compliance with this Section 5 after termination of his employment, in the event the Executive breaches any of such business protection provisions or other provisions of this Agreement, any unpaid amounts (e.g., those provided under Section 4) shall be forfeited, and the Company shall not be obligated to make any further payments or provide any further benefits to the Executive following any such breach. Additionally, if the Executive breaches any of such business protection provisions or other provisions of this Agreement or such provisions are declared unenforceable by a court of competent jurisdiction, any lump sum payment made pursuant to Section 4(d)(i)(A) or (C) shall be refunded by the Executive to the Company on a pro-rata basis based upon the number of months during the Restricted Period during which he violated the provisions of this Section 5 or, in the event any such provisions are declared unenforceable, the number of months during the Restricted Period that the Company did not receive their benefit as a result of the actions of the Executive. The Executive agrees and acknowledges that the opportunity to receive the severance benefits described in Section 4(b), Section 4(c), Section 4(d) and/or Section 4(e), conditioned upon his ongoing fulfillment of his obligations in this Agreement, constitute sufficient consideration for his release of claims against the Company contained within the Release, regardless of whether the Executive’s entitlement to the severance payments set forth in any of the foregoing Articles or other benefits is forfeited in accordance with this Section 5(f).

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6. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with confirmation of transmission by the transmitting equipment, (c) received by the addressee, if sent by certified mail, return receipt requested, or (d) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in the case of the Executive, to the address or facsimile number set forth on the signature page hereto, and in the case of the Company, to the address or facsimile number set forth below (or in either case to such other addresses or facsimile numbers as a Party may designate by notice to the other Parties):

If to the Company, to:

Aeries Technology Solutions Inc.

500, CentreGreen Way

STE 500, Cary, NC 27513

Attn: Legal and Compliance Dept.

Email: legal@aeriestechnology.com

If to the Executive, to:

Executive’s address on record with the Company.

7. Indemnification and Insurance. The Company shall indemnify and hold the Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys’ fees (collectively, “Losses”), incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer of the Company or any of its affiliates. Pursuant thereto, the Company shall advance to the Executive all attorneys’ fees and expenses which the Executive may reasonably incur as a result of any such threatened or actual action or proceeding (or appeal therefrom), subject to his written undertaking to refund any such advances that are determined by a final non appealable order of a court of competent jurisdiction that the Executive is not entitled to be indemnified for such amounts. In addition, the Company agrees that the Executive is and shall continue to be covered and insured up to the maximum limits provided by all insurance which the Company maintains from time to time to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors) and that the Company will exert its commercially reasonable efforts to maintain such insurance, in not less than its present limits, in effect at all times (including tail coverage) with respect to the Executive’s employment. The indemnification obligations in this Section do not cover or extend to Losses due to Executive’s gross negligence or intentional misconduct.

8. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which the Executive may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company. Notwithstanding the foregoing, the provisions in Section 4 regarding benefits that the Executive will receive upon his employment being terminated supersede and are expressly in lieu of any other severance program or policy that may be offered by the Company.

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9. Waiver of Breach. The waiver by any Party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any other Party. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party hereto to assert any rights hereunder on any occasion or series of occasions.

10. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns. The Company may assign its rights and obligations under this Agreement to any Affiliate of the Company. “Affiliate” shall mean any entity which controls, is controlled by, or is under common control with another entity. The Executive acknowledges that the services to be rendered by him are unique and personal, and the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

11. Entire Agreement; Amendment. This Agreement contains the entire agreement of the Parties relating to the subject matter herein and supersedes in full and in all respects any prior oral or written agreement, arrangement or understanding between the Parties with respect to the Executive’s employment with the Company. This Agreement may not be amended or changed orally but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

12. Controlling Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. Except as provided in Section 13, all disputes arising out of or relating to this Agreement shall be resolved in the state or federal courts in Mecklenburg County, North Carolina. The Executive and the Company hereby consent to the jurisdiction and venue of such courts and irrevocably waive the necessity of personal service of process and consent to service of process by First Class mail (return receipt requested), UPS next day delivery or a comparable delivery service. Notwithstanding the foregoing, the Company will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining the Executive from any employment, service, or other act prohibited by this Agreement, without the necessity to post bond or other security, and will not have the burden of proving actual damages.

13. Jurisdiction; Waiver of Jury Trial.

(a) In the event that the Parties are unable to resolve any controversy or claim arising out of or in connection with this Agreement or breach thereof, any Party may refer the dispute to binding arbitration, which, except as expressly provided hereafter, will be the exclusive venue for resolving such claims. Such arbitration will be administered by the American Arbitration Association (the “AAA”) and governed by North Carolina law. The arbitration will be conducted by a single arbitrator selected by the Executive and the Company according to the rules of the AAA. In the event that the Parties fail to agree on the selection of the arbitrator within 30 days after either the Executive’s or the Company’s request for arbitration, the arbitrator will be chosen by the AAA. The arbitration proceeding will commence on a mutually agreeable date within 90 days after the request for arbitration. The venue for arbitration will be agreed on by the Parties or, in the absence of any agreement, will be in a venue located in Wake County, North Carolina.

15

(b) The arbitrator will have no power or authority to make awards or orders granting relief that would not be available to a Party in a court of law. The arbitrator’s award is limited by and must comply with this Agreement and applicable federal, state and local laws. The decision of the arbitrator will be final and binding on the Parties.

(c) Notwithstanding the foregoing, no claim or controversy for injunctive or equitable relief contemplated by or allowed under applicable law pursuant to Section 5 will be subject to arbitration under this Section 13, but will instead be subject to determination as provided in Section 12.

(d) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(e) The Parties may seek to enforce an arbitral award issued pursuant to this Section 13 in any court of competent jurisdiction.

14. Survival. The obligations of the Parties pursuant to Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, and 15, as applicable, shall survive the termination of the Executive’s employment and any termination of this Agreement.

15. Severability. If any provision of this Agreement or the application of any such provision to any Party or circumstances will be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, will not be affected thereby, and each provision hereof will be validated and will be enforced to the fullest extent permitted by law.

16. Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[signature page to follow]

16

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

EXECUTIVE:

/s/ Bhisham Khare
Bhisham Khare
Date:	28 March 2025

COMPANY:

Aeries Technology Solutions, Inc.

By:	/s/ Venu Raman Kumar
	Name:	Venu Raman Kumar
	Title:	Chairman
	Date:	28 March 2025

Signature Page

to

Employment Agreement

17

Exhibit A

Existing Other Activities

●	On Advisory Board of Lark Finserv Private Limited

A-1

Exhibit B

FORM OF RELEASE

THIS RELEASE (this “Release”) is made and entered into by and between Bhisham Khare (“Executive”) and Aeries Technology Solutions, Inc. and its successors or assigns (the “Company”). The Company and Executive are collectively referred to herein as the “Parties.”

WHEREAS, Executive and the Company have agreed that Executive’s employment with Company shall terminate on [INSERT TERMINATION DATE];

WHEREAS, Executive and the Company have previously entered into that certain Employment Agreement, dated November 6, 2023 (the “Agreement”), and this Release is incorporated therein by reference;

WHEREAS, Executive and the Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Executive’s employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

WHEREAS, the Company desires to compensate Executive in accordance with the Agreement for service he has or will provide for the Company;

NOW, THEREFORE, in consideration of the premises and the agreements of the Parties set forth in this Release, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Claims Released Under This Agreement. In exchange for the opportunity to receive the severance benefits described in Section 4(c)(ii), Section 4(d)(i)(B) or (C) or Section 4(e) of the Agreement and except as provided in Paragraph 2 below, subject to his fulfillment of his ongoing obligations under the Agreement, Executive hereby voluntarily and irrevocably waives, releases, dismisses with prejudice, and withdraws all claims, complaints, suits or demands of any kind whatsoever (whether known or unknown) which Executive ever had, may have, or now has against the Company and other current or former subsidiaries or affiliates of the Company and their past, present and future officers, directors, employees, agents, insurers and attorneys (collectively, the “Released Parties”), arising out of or relating to (directly or indirectly) Executive’s employment or the termination of his employment with the Company, or any other event occurring prior to the execution of this Release, including, but not limited to:

(a) claims for violations of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Older Workers’ Benefit Protection Act of 1990, the Americans With Disabilities Act, the Equal Pay Act of 1963, the Family and Medical Leave Act, 42 U.S.C. § 1981, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act, North Carolina Employment Practices Act (NCEPA), the Retaliatory Employment Discrimination Act (REDA), the Persons with Disabilities Protection Act (PDPA), the Hazardous Chemicals Right to Know Act, claims of discrimination based upon any category protected under North Carolina law, including sickle cell trait, genetic testing and information, the use of lawful products, AIDS or HIV status, jury service, or National Guard service, ALL LOCAL LAWS THAT MAY BE LEGALLY WAIVED, all including any amendments and their respective implementing regulations, and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

B-1

(b) claims for violations of any other federal or state statute or regulation or local ordinance;

(c) claims for lost or unpaid wages, compensation or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, misrepresentation, conversion, tortious interference, breach of contract or breach of fiduciary duty;

(d) claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement or any other similar type plan sponsored by the Company; or

(e)	any other claims under state law arising in tort or contract.

2. Claims Not Released Under This Agreement. In signing this Release, Executive is not releasing any claims that (a) enforce his rights under the Agreement, (b) arise out of events occurring after the date Executive executes this Release, (c) arise under any written non-employment related contractual obligations between the Company or its affiliates and Executive which have not terminated as of the execution date of this Release by their express terms, (d) arise under a policy or policies of insurance (including director and officer liability insurance) maintained by the Company or its affiliates on behalf of Executive, (e) relate to any indemnification obligations to Executive under the Company’s bylaws, certificate of incorporation, North Carolina law or otherwise. However, Executive understands and acknowledges that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company, and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans. Nothing in this Release shall prohibit Executive from engaging in protected activities under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency concerning any potential violation of law.

3. No Assignment of Claim. Executive hereby represents that he has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any Party prior to the date of this Release.

4. No Admission Of Liability. This Release shall not in any way be construed as an admission by the Company or Executive of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his representatives, employees or agents.

5. No Current Claims. Executive represents and warrants that Executive has not filed any complaint(s) or charge(s) against the Company or the other Released Parties with the EEOC or the state commission empowered to investigate claims of employment discrimination, the United States Department of Labor, or with any other local, state, or federal agency or court or that Executive has disclosed in writing to the Company any such complaint(s) or charge(s).

6. Disclosure. Executive acknowledges and warrants that, that except as previously discussed (whether orally or in writing) with the Board or internal or external Company counsel, the Executive is not aware of any matters for which the Executive was responsible or which came to the Executive’s attention as an employee of the Company that might give rise to, evidence or support any claim of illegal conduct, regulatory violation, unlawful discrimination, retaliation or other cause of action against the Company.

B-2

7. Company Property. All records, files, lists, including computer generated lists, data, drawings, documents, equipment and similar items relating to the Company’s business that Executive generated or received from the Company remains the Company’s sole and exclusive property. Executive agrees to promptly return to the Company all property of the Company in his possession. Executive further represents that he has not copied or caused to be copied, printed out, or caused to be printed out any documents or other material originating with or belonging to the Company. Executive additionally represents that he will not retain in his possession any such documents or other materials.

8. Cooperation. The Executive will provide reasonable cooperation to the Company, all Released Parties and their respective counsel at all times in any internal or external claims, charges, audits, investigations, and/or lawsuits involving the Company and/or any other Released Party of which the Executive may have knowledge or in which the Executive may be a witness, it being understood that requests for reasonable cooperation shall not unreasonably interfere with Executive’s personal or other professional responsibilities. Such reasonable cooperation includes meeting with the Company representatives and counsel to disclose such facts as the Executive may know; preparing with the Company’s counsel for any deposition, trial, hearing, or other proceeding; attending any deposition, trial, hearing or other proceeding to provide truthful testimony. The Company agrees to reimburse the Executive for reasonable out-of-pocket expenses incurred by the Executive in the course of complying with this obligation and pay Executive at a rate of $[●] an hour for time spent in the course of complying with this obligation as a 1099 contractor/consultant. Nothing in this Section 8 should be construed in any way as prohibiting or discouraging the Executive from testifying truthfully under oath as part of, or in connection with, any such proceeding.

9. Acknowledgement of Waiver of Claims under ADEA. Executive acknowledges that this Release waives any and all claims that Executive may have under the ADEA for claims arising prior to the execution of this Release and that Executive’s agreement to waive such claims and all other claims released under the terms of this Release is made knowingly and voluntarily. Executive acknowledges that Executive would not be entitled to the severance benefits but for Executive’s non-revoked execution of this Release. Executive further acknowledges that (a) he has been advised that he should consult with an attorney prior to executing this Release, (b) he has been given [twenty-one (21)][forty-five (45)] days within which to consider this Release before executing it, (c) he has been given at least seven (7) days following the execution of this Release to revoke this Release (the “Revocation Period”) by providing written notice of revocation in accordance with Section 6 of the Agreement, and (d) he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is knowing and voluntary. Executive further acknowledges that upon expiration of the Revocation Period, this Release will be binding upon his, his heirs, administrators, representatives, executors, successors and assigns and the Release will become irrevocable.

10. Severability. All provisions of this Release are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Release. The Parties further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Release to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Release as limited.

11. Specific Performance. If a court of competent jurisdiction determines that Executive has breached or failed to perform any part of this Release, the Executive agrees that Company shall be entitled to seek injunctive relief to enforce this Release, to the extent permitted by applicable law. The Company will not be required to post bond or other security, and will not have the burden of proving actual damages.

12. Restrictive Covenants. Executive acknowledges that he entered into restrictive covenants in Section 5 of the Agreement, and that in accordance with the terms of the Agreement, he is subject to those obligations as they remain in full force and effect following Executive’s separation of employment with the Company.

B-3

13. No Waiver. Should the Company fail to require strict compliance with any term or condition of the Agreement or this Release, such failure shall not be deemed a waiver of such terms or conditions, nor shall the Company’s failure to enforce any right it may have preclude it from thereafter enforcing its rights under the Agreement or this Release. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Agreement or this Release.

14. Entire Agreement. This Release constitutes the entire understanding of the Parties regarding the subject matter of this Release, supersedes all prior oral or written agreements on the subject matter of this Release and cannot be modified except by a writing signed by all Parties in accordance with Section 18 below.

15. Binding Effect. This Release inures to the benefit of, and is binding upon, the Parties and their respective successors and assigns.

16. Captions. The captions to the various sections of this Release are for convenience only and are not part of this Release.

17. Counterparts. This Release may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute the same agreement.

18. Amendments. Any amendment to this Release must be in writing and signed by duly authorized representatives of each of the Parties hereto and must expressly state that it is the intention of each of the Parties hereto to amend the Release.

19. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Release shall be governed by, and construed in accordance with, the laws of the State of North Carolina without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. Except as provided in Section 20, all disputes arising out of or relating to this Release shall be resolved in the state or federal courts in Mecklenburg County, North Carolina. The Executive and the Company hereby consent to the jurisdiction and venue of such courts and irrevocably waive the necessity of personal service of process and consent to service of process by First Class mail (return receipt requested), UPS next day delivery or a comparable delivery service. Notwithstanding the foregoing, the Company will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining the Executive from any employment, service, or other act prohibited by this Release.

20. Jurisdiction; Waiver of Jury Trial.

(a) In the event that the Parties are unable to resolve any controversy or claim arising out of or in connection with this Release or breach thereof, any Party may refer the dispute to binding arbitration, which, except as expressly provided hereafter, will be the exclusive venue for resolving such claims. Such arbitration will be administered by the American Arbitration Association (the “AAA”) and governed by North Carolina law. The arbitration will be conducted by a single arbitrator selected by the Executive and the Company according to the rules of the AAA. In the event that the Parties fail to agree on the selection of the arbitrator within 30 days after either the Executive’s or the Company’s request for arbitration, the arbitrator will be chosen by the AAA. The arbitration proceeding will commence on a mutually agreeable date within 90 days after the request for arbitration. The venue for arbitration will be agreed on by the Parties or, in the absence of any agreement, will be in a venue located in Mecklenburg County, North Carolina.

B-4

(b) The arbitrator will have no power or authority to make awards or orders granting relief that would not be available to a Party in a court of law. The arbitrator’s award is limited by and must comply with this Release and applicable federal, state and local laws. The decision of the arbitrator will be final and binding on the Parties.

(c) Notwithstanding the foregoing, no claim or controversy for injunctive or equitable relief contemplated by or allowed under applicable law pursuant to Section 11 or Section 12 of this Release will be subject to arbitration under this Section 20, but will instead be subject to determination as provided in Section 19.

(d) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS RELEASE (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS RELEASE OR THE MATTERS CONTEMPLATED HEREBY.

(e) The Parties may seek to enforce an arbitral award issued pursuant to this Section 20 in any court of competent jurisdiction.

B-5

IN WITNESS WHEREOF, the Parties hereto have executed this Release as of the day and year first written above.

Acknowledged and Agreed to:

“COMPANY”

Aeries Technology Solutions, Inc.

By:
Name:
Title:
Date:

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

“EXECUTIVE”

Bhisham “Ajay” Khare

Date:

Signature Page

to

Release

B-6

SCHEDULE 1:

Key Roles & Responsibilities of Executive

■	Strategic Leadership and Vision

●	Set the Company’s long-term vision and strategic direction to ensure sustainable growth and profitability, analyzing market trends, identifying opportunities, and making key investment decisions.

●	Oversee the execution of the Company’s strategy through operational planning, aligning resources effectively, and monitoring progress to achieve key objectives.

■	Financial Oversight

●	Oversee the Company’s financial performance, including managing cash flow, profitability, and cost control to ensure that the Company meets or exceeds revenue and profit targets.

●	Make decisions regarding capital expenditures, investments, acquisitions, or divestitures, ensuring the most effective use of capital for long-term growth.

■	Governance & Compliance

●	Ensure the Company complies with all applicable regulatory requirements, including SEC reporting and corporate governance standards, and meet other regulatory obligations.

●	Collaborate closely with the Board of Directors to ensure best practices in corporate governance and maintain effective oversight of the Company’s activities.

■	Investor Relations

●	Serve as the key liaison between the Company and investors, analysts, and the Board of Directors, providing regular updates on financial performance, strategic initiatives, and long-term plans.

■	Business Development & Market Expansion

●	Manage and foster key business alliances, joint ventures, and partnerships to accelerate growth and create new business opportunities.

●	Identify new markets for expansion, and where applicable, lead efforts for the Company’s international growth strategies.

■	Mergers & Acquisitions (M&A)

●	Lead M&A activities, including identifying potential targets, negotiating acquisitions, and overseeing post-acquisition integration to enhance the Company’s competitive position.

Sch. 1-1

■	Customer & Market Focus

●	Ensure that customer needs and satisfaction are integral to the Company’s business strategies, and lead efforts to grow the brand, expand market share, and enhance customer loyalty.

●	Lead the development and execution of marketing and sales strategies to drive market penetration, product innovation, and brand growth.

■	Technology & Innovation

●	Ensure the Company embraces technology and innovation as critical enablers of growth and operational efficiency, staying ahead of industry trends to maintain a competitive advantage.

■	Corporate Culture

●	Set the tone for the Company’s culture, ensuring it aligns with the Company’s vision, values, and mission. Cultivate an environment of collaboration, transparency, and inclusion that attracts and retains top talent while fostering employee satisfaction and performance.

Sch.1-2

Exhibit 10.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) dated as of March 28, 2025 constitutes the entire understanding between the parties and supersedes and replaces all prior or contemporaneous agreements, representations, or understandings, whether written or oral, relating to the subject matter, and no such prior agreements shall be of any further force or effect.

This EMPLOYMENT AGREEMENT (the “Agreement”), dated March 28, 2025 and effective as of February 10, 2025 (the “Effective Date”), is by and between Aeries Technology Solutions, Inc., a North Carolina corporation (the “Company”, and together with its affiliates, the “Company Group”), and Daniel Webb (the “Executive”) (together, the “Parties” and each a “Party”).

WHEREAS, the Company is a subsidiary of Aeries Technology Inc, a Cayman Islands exempted company limited by shares with NASDAQ ticker number: AERT (the “Group Parent”)

WHEREAS, the Executive and the Company, with the approval of the Group Parent through its Board of Directors desire to enter into this Agreement for the benefit of the Aeries Group, effective as of the Effective Date

“Affiliate” shall mean any entity directly or indirectly controlling, controlled by or under common control of the Company. For purposes of this Agreement, the ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity, shall be deemed to constitute control.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

1. Employment; Position; Duties; Full-Time Status.

(a) Position. The Company hereby agrees to employ the Executive as its Chief Financial Officer and Chief Investment Officer and as the Chief Financial Officer and Chief Investment Officer of Group Parent and affiliates, and the Executive hereby accepts such employment with the Company and Group Parent and affiliates, upon the terms and subject to the conditions set forth herein.

(b) The Executive shall perform and discharge faithfully the duties and responsibilities which may be assigned by the Company’s Chief Executive Officer, Group Parent’s Board of Directors (the “Board”) or other competent authority of the Company Group (collectively the “Supervisory Authority”), including those set forth on Schedule 1, to the Executive from time to time in connection with the conduct of the Company’s and Group Parent’s business; provided in each case that such duties and responsibilities are commensurate with the duties and responsibilities of persons in similar capacities in similarly sized companies. The Executive shall report to the Supervisory Authority. The Executive hereby agrees that he shall at all times comply with and abide by all terms and conditions set forth in this Agreement and all applicable work policies, procedures and rules as may be issued by the Company and/or Group Parent. The Executive also agrees that he shall comply with all federal, state and local statutes, regulations and public ordinances governing the performance of his duties hereunder.

(c) Full-Time Status. In addition to the duties and responsibilities specifically assigned to the Executive pursuant to Section 1(b) hereof, the Executive shall:

(i) subject to Section 1(d), devote substantially all of his business time, energy and skill to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties; and

(ii) diligently follow and implement all lawful management policies and decisions communicated to the Executive by the Supervisory Authority or other competent authority of the Company and/or Group Parent.

(d) Permitted Activities. Section 1(c) to the contrary notwithstanding, as long as the following activities do not, individually or in the aggregate, interfere with the Executive’s obligations to the Company and Group Parent, do not violate any applicable work policies, procedures and rules as may be issued by the Company and Group Parent do not violate Section 5 below, nothing herein shall be construed as preventing the Executive from:

(i) managing his personal passive investments; or

(ii) participating in civic and professional affairs and organizations and conferences (including serving on boards of directors or as a member of a committee of one or more organizations).

Executive is required to disclose all board appointments and ownership interests above 5% in any other company on Exhibit A. The Company will review any such activities and approve them for conflict of interest purposes. The Company agrees that the activities that the Executive is conducting on the Effective Date, as set forth on Exhibit A attached hereto, are permitted for purposes of this Section 1(d). The Executive is required to amend and supplement Exhibit A if the Executive joins the board of any company or obtains an ownership interest above 5% during the period of this Agreement.

2. Term. The term of this Agreement and the Executive’s employment under this Agreement shall begin on the Effective Date and shall end on the Termination Date as set forth in Section 4 hereof (the “Term”).

3. Compensation.

(a) Base Salary. Subject to the terms and conditions set forth in this Agreement, during the Term, the Company shall pay the Executive, and the Executive shall accept, an annual salary in the amount of four hundred thousand ($400,000.00 USD). Such amount shall be paid in accordance with the Company’s normal payroll practices and may be increased from time to time at the sole discretion of the Board (such amount, as may be so increased, the “Base Salary”).

(b) Incentive, Savings and Retirement Plans. During the Term, the Executive shall be eligible to participate in all incentive (including, without limitation, long term incentive), savings and retirement plans, practices, policies and programs generally available to senior executive officers of the Company (“Peer Executives”), on terms and conditions substantially the same as such Peer Executives, except as to benefits that are specifically applicable to the Executive pursuant to this Agreement. Without limiting the foregoing, the following provisions shall apply with respect to the Executive:

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(i) Annual Incentive Award. With the Effective Date of this Agreement, the provisions of this Section 3(b)(i) shall govern and the Executive shall be entitled to an annual incentive opportunity, with a target opportunity of 40% of the Executive’s Annual Base Salary, the amount of which shall be determined by the Board or the Board’s compensation committee (the “Compensation Committee”). The incentive (including Cash-based Bonus, Equity awards, etc) maybe above or below the target opportunity aligned to the Management Incentive Plan. The amount of and performance criteria (which includes overall Company performance and the achievement of objectives under this Agreement as defined by the Chief Executive Officer) with respect to any such incentive for any fiscal year commencing on or after April 1, 2024 shall be determined by the Board or the Compensation Committee. The Executive must be actively employed by the Company on the last day of the fiscal year to receive a bonus for such fiscal year.

(c) Equity Awards: Executive will be eligible for future award grants subject to Executive & Company Performance, Executive’s continued service with the Company or Group Parent or one of their respective affiliates through such grant date and approval by the Board or Compensation Committee, as applicable. The awards will be subject to the terms and conditions as per the applicable form of award agreement thereunder.

(d) Welfare Benefit Plans. During the Term, the Executive and the Executive’s eligible dependents shall be eligible to participate under the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, executive life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to Peer Executives. Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan, practice, policy or program applicable to Peer Executives as long as such amendment or termination is applicable to all Peer Executives on a consistent basis.

(e) Business Expenses and Vacation. During the Term of this Agreement, the Company shall reimburse the Executive for all expenses reasonably incurred by the Executive in the performance of the Executive’s duties, and in accordance with the Company’s policies on business expense reimbursement. During the Term of this Agreement, the Executive will be subject to the Company’s vacation policy.

(f) Withholdings. All compensation payable hereunder shall be subject to all applicable withholding for federal income taxes, Federal Insurance Contributions Act and all other applicable federal, state and local withholding requirements.

4. Termination of Employment.

(a) General. The Company may, at any time and in its sole discretion, terminate the Executive’s employment, and thereby this Agreement, with Cause, subject to any prior notice requirements of Section 4(b) of this Agreement, or without Cause, and the Executive may, at any time and in his sole discretion, resign from his employment with the Company, and thereby terminate this Agreement, subject to any prior notice requirements and cure opportunities contained in Section 4(c) of this Agreement, if applicable (any such date of termination, the “Termination Date”).

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(b) Effect of Termination with Cause.

(i) If the Executive’s employment with the Company shall be terminated by the Company with Cause during the Term the Executive shall be entitled to receive the following:

(A) any unpaid Base Salary earned through the Termination Date, to be paid in a cash lump sum in the next payroll cycle following the Termination Date; and

(B) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) at the times provided in the applicable plans under which the deferral was made, if and to the extent payable to the Executive under the terms of the applicable plans and which has not been paid as of the Termination Date.

(ii) For purposes of this Agreement, any of the following conditions shall constitute “Cause”:

(A) the Executive’s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude or the Executive’s commission of any crime involving misappropriation, embezzlement, conversion of any property (including confidential or proprietary information) or business opportunities, or fraud with respect to any member of the Company Group or any of its customers or suppliers;

(B) material conduct by the Executive causing any member of the Company Group public disgrace or disrepute or economic harm;

(C) failure of the Executive to perform duties assigned by the Supervisory Authority or any member of the Company Group (other than as a result of death or Disability) that is not cured to the satisfaction of the Board within 10 days after written notice to the Executive specifying the failure;

(D) any act or knowing omission of the Executive aiding or abetting a competitor or supplier of any member of the Company Group to the disadvantage or detriment of any member of the Company Group;

(E) the Executive’s breach of fiduciary duty, gross negligence or willful misconduct with respect to any member of the Company Group;

(F) a material violation by the Executive of any policy of any member of the Company Group applicable to the Executive that has been communicated to the Executive in writing (including through posting on the website of any member of the Company Group), including gross insubordination;

(G) any attempt by the Executive to secure any personal profit (other than through his indirect ownership of equity in the Company) in connection with the business of any member of the Company Group (for example, without limitation, using the Company Group’s assets to pursue other interests, diverting any business opportunity belonging to the Company Group to himself or to a third party, insider trading or taking bribes or kickbacks); or

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(H) any other material breach by the Executive of this Agreement or any other agreement between the Executive and any member of the Company Group which is incurable or not cured to the Board’s reasonable satisfaction within ten (10) days after written notice thereof to the Executive.

For all purposes hereunder, no act or omission to act by the Executive shall be “willful” if conducted in good faith or with a reasonable belief that such act or omission was in the best interests of the Company.

(c) Resignation by the Executive:

(i) Without Good Reason. If the Executive resigns without Good Reason, the Company shall pay to the Executive any other accrued amounts or accrued benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company at the times provided under the applicable plan, program, policy, practice, contract or agreement of the Company (collectively the “Accrued Amounts”) and the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by applicable law or by this Section 4(c)(i). The Executive is required to provide two (2) weeks’ written notice to the Company prior to resigning (“Notice Period”). After receipt of the Executive’s notice of resignation, the Company in its sole discretion can elect to accept Executive’s separation at an earlier date, require continued employment through the Notice Period, or elect to place the Executive on Garden Leave pursuant to Section 4(h).

(ii) With Good Reason. For the Executive to resign with Good Reason pursuant to this Section, the Executive is required to provide written notice of their claimed Good Reason event within 45 days of the Good Reason event to the Supervisory Authority. The Company will then have 45 days to reme dy the condition giving rise to the claimed Good Reason event. If the Company fails to remedy the condition giving rise to the claimed Good Reason event, the Executive must terminate his or her employment within 180 days of the Good Reason event to collect any payments stated in this Section 4(c)(ii). If the Supervisory Authority determines that the Executive has resigned with Good Reason, the Company shall pay to the Executive any Accrued Amounts and the Severance Payment stated in Section 4(d)(i)(B). The Supervisory Authority shall have the sole right to determine whether or not a Good Reason event has occurred in accordance with this Section, and the determination of the Supervisory Authority shall be binding on Executive. Payment of the Accrued Amounts and Severance Payment will follow the payment timeline in Section 4(d)(i)(B). To receive any payments under this Section, the Executive must comply with the Sections 4(d)(ii), 5(c), 5(d) and 5(e).

(iii) Definitions:

(A) Good Reason means: (i) a material reduction in the nature or scope of the Executive’s aggregate duties and responsibilities; (ii) failure of the Company to pay or cause to paid Executive’s Base Salary or Annual Incentive, if earned or failure of the company to deliver the Equity Awards,if vested, unless agreed by the Executive.

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(B) Change in Control means: (i) a sale of all or substantially all of the assets of the Company; (ii) the acquisition of all or substantially all (excluding shares that are part of a management roll over into the buyer entity) of the voting power of the outstanding securities of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of their continuing to hold such stock and/or their receipt in exchange therefor of securities issued as consideration for the Company’s outstanding stock) hold at least 50% of the voting power of the surviving or acquiring entity; or (iii) any reorganization, merger or consolidation in which the corporation is not the surviving entity, excluding any merger effected exclusively for the purpose of changing the domicile of the Company.

(d) Effect of Termination without Cause.

(i) If the Executive’s employment with the Company is terminated by the Company without Cause:

(A) the Company shall pay or deliver to the Executive the Accrued Amounts including any Equity Awards vested and not yet delivered; and Bonus declared and not delivered.

(B) so long as the Executive complies with Sections 5(c), 5(d) and 5(e) of this Agreement, the Company shall pay to the Executive an amount (the “Severance Payment”) equal to twelve (12) months of the Executive’s annual Base Salary as in effect on the Termination Date. Severance payment shall be payable in equal installments (less applicable withholdings and deductions) over a period of twelve (12) months following the Termination Date, and commencing on the first payroll period occurring on or after the 60th day following the Termination Date and the payments shall be made with the same frequency as the Executive’s Base Salary was paid prior to such termination; and

Payments pursuant to this Section 4(d) shall be in lieu of any other severance benefits that the Executive may be eligible to receive under the Company’s or any of the Company Group’s benefit plans or programs.

(ii) As a condition to receiving the payments or benefits provided for in Section 4(d)(i)(B) the Executive agrees to sign and deliver to the Company a release in a form attached hereto as Exhibit B and delivered to the Company within five (5) business days of the Termination Date, which must become effective within sixty (60) days following the Termination Date.

(e) Termination Upon Death. This Agreement shall terminate immediately upon the Executive’s death, and the Executive or his beneficiaries shall be entitled to no further payments or benefits hereunder, other than the payment of the Accrued Amounts, including, without limitation, benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to the Executive on the date of his death. The rights of the Executive’s estate with respect to any benefit plans shall be determined in accordance with the specific terms, conditions and provisions of the applicable award agreements and benefit plans.

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(f) Disability.

(i) If the Company determines in good faith that the Disability (as defined in Section 4(f)(ii)) of the Executive has occurred during the Term, it may give to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such written notice by the Executive (the “Disability Effective Date”), provided, that, within the 30-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. If the Executive’s employment is terminated by reason of his Disability, this Agreement shall terminate, and the Executive shall be entitled to no further payments or benefits hereunder, other than payment of Accrued Amounts, including, without limitation, benefits under such plans, programs, practices and policies relating to disability benefits, if any, as are applicable to the Executive on the Disability Effective Date. The rights of the Executive with respect to any benefit plans shall be determined in accordance with the specific terms, conditions and provisions of the applicable award agreements and benefit plans.

(ii) For purposes of this Agreement, “Disability” shall mean: (A) a long-term disability entitling the Executive to receive benefits under the Company’s long-term disability plan as then in effect; or (B) if no such plan is then in effect or the plan does not apply to the Executive the inability of the Executive, as determined by the Board, to perform the essential functions of his regular duties and responsibilities hereunder, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of at least six consecutive months. At the request of the Executive or his personal representative, the Board’s determination that the Disability of the Executive has occurred shall be certified by a physician mutually agreed upon by the Executive or his personal representative and the Company, the choice of such physician not to be unreasonably withheld by the Executive or his personal representative. Without such physician certification (if it is requested by the Executive or his personal representative), the Executive’s termination shall be deemed a termination by the Company without Cause and not a termination by reason of Disability.

(g) Section 409A.

(i) It is intended that (i) each payment of a series of installment payments provided under this Agreement shall be a separate “payment” for purposes of Section 409A of the United States Internal Revenue Code and the Treasury Regulations thereunder (collectively, “Section 409A”), and (ii) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A, including those provided under Treasury Regulations 1.409A-1(b)(4)(regarding short-term deferrals), 1.409A-1(b)(9)(iii) (regarding the two-times, two (2) year exception) and 1.409A- 1(b)(9)(v) (regarding reimbursements and other separation pay). Notwithstanding anything to the contrary herein, if (1) on the date of the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), the Executive is deemed to be a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of the Company, as determined in accordance with the Company’s “specified employee” determination procedures, and (2) any payments to be provided to the Executive pursuant to this Agreement which constitute “deferred compensation” for purposes of Section 409A and are or may become subject to the additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six (6) months after the date of the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) or, if sooner, the date of the Executive’s death. Any payments delayed pursuant to this Section 4(g) shall be made in a lump sum on the first day of the seventh month following the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) or, if sooner, the date of the Executive’s death.

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(ii) Notwithstanding any other provision herein to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of “deferred compensation” (as such term is defined in Section 409A and the Treasury Regulations promulgated thereunder) upon or following a termination of employment unless such termination is also a “separation from service” from the Company within the meaning of Section 409A and Section 1.409A-1(h) of the Treasury Regulations and, for purposes of any such provision of this Agreement, references to a “separation,” “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii) Notwithstanding any other provision herein to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Section 409A and the Treasury Regulations promulgated thereunder be subject to offset by any other amount unless otherwise permitted by Section 409A.

(iv) Notwithstanding any other provision herein to the contrary, to the extent that any reimbursement (including expense reimbursements), fringe benefit or other, similar plan or arrangement in which the Executive participates during the Term or thereafter provides for a “deferral of compensation” within the meaning of Section 409A and the Treasury Regulations promulgated thereunder, then such reimbursements shall be made in accordance with Treasury Regulations 1.409A- 3(i)(1)(iv) including; (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to any reimbursement or in-kind benefit may not be subject to liquidation or exchange for another benefit.

(v) For the avoidance of doubt, any payment due under this Agreement within a period following the Executive’s termination of employment, death, Disability or other event, shall be made on a date during such period as determined by the Company in its sole discretion (subject to compliance with Section 409A and the Treasury Regulations and other interpretive guidance promulgated thereunder, if applicable).

(vi) This Agreement shall be interpreted in accordance with, and the Company and the Executive will use their best efforts to achieve timely compliance with, Section 409A and the Treasury Regulations and other interpretive guidance promulgated thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date of this Agreement. By accepting this Agreement, the Executive hereby agrees and acknowledges that the Company does not make any representations with respect to the application of Section 409A to any tax, economic or legal consequences of any payments payable to the Executive hereunder. Further, by the acceptance of this Agreement, the Executive acknowledges that (i) the Executive has obtained independent tax advice regarding the application of Section 409A to the payments due to the Executive hereunder, (ii) the Executive retains full responsibility for the potential application of Section 409A to the tax and legal consequences of payments payable to the Executive hereunder and (iii) the Company shall not indemnify or otherwise compensate the Executive for any violation of Section 409A that my occur in connection with this Agreement. The Parties agree to cooperate in good faith to amend such documents and to take such actions as may be necessary or appropriate to comply with Section 409A.

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(h) Garden Leave. So long as the Company continues to pay the Executive remuneration, the Company is entitled at its absolute discretion to require the Executive during any period of notice (or any part of such Notice Period) to do any one or more of the following: (i) not to carry out any work; or (ii) to carry out only some portion of work at Company’s sole discretion; or (iii) not attend the office premises of the Company during all or any part of the Notice Period; or (iv) to work remotely during all or any part of the Notice Period; and “Garden Leave” refers to any such period. Unless the Company agrees otherwise, the Executive will not, during Garden Leave:

(i) do any work, whether paid or unpaid, for any third party;

(ii) hold himself out as a partner, director or other officer of the Company or any Company Group;

(iii) make any comment to any person about the change to his duties, roles, responsibilities or designation, except to confirm that he is on Garden Leave and that he has been given notice of termination or resigned as the case may be;

(iv) make contact with any employee, agent, customer or client of the Company or any Company Group.

(v) The Executive acknowledges that during Garden Leave he will remain employed by the Company and that his obligations and duties (including, without limitation, those of good faith, fidelity and exclusive service) continue to apply. As indicated above, he may be required to render services to the Company during Executive’s Garden Leave, as and when required by the Company.

(vi) The Company reserves the right, at its sole discretion, to cancel the Executive’s Garden Leave at any time during the Notice Period and require him to resume work in the usual course.

5. Non-Competition, Non-Solicitation, Confidentiality and Non-Disclosure.

(a) Preamble. As a material inducement to the Company to enter into this Agreement and to provide the Executive with the compensation and benefits described herein, and the Company’s recognition of the valuable experience, knowledge and receipt of proprietary information the Executive has gained and will gain from his employment with the Company, the Executive warrants and agrees that he will abide by and adhere to the following business protection provisions in this Section 5.

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(b) Definitions. For purposes of this Section 5, the following terms shall have the following meanings:

(i) “Competitive Position” shall mean any ownership, investment, employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the Executive and any person or Entity (defined below) that is engaged anywhere within the Territory (defined below), wholly or in material part, or that is an investor or prospective investor in a person or Entity that is engaged anywhere within the Territory, wholly or in material part, in the primary business of the Company at any point in time, including, but not limited to, tech enabled outsourcing services (the “Restricted Business”). Nothing herein shall prohibit the Executive from:

(A) being a passive owner of not more than 1% of the outstanding stock of any class of a corporation that is publicly traded, so long as the Executive has no active participation in the business of such corporation; or

(B) accepting employment with any federal or state government or governmental subdivision or agency.

(ii) “Confidential Information” shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the Company Group, other than “Trade Secrets” (as defined below), which is of tangible or intangible value to the Company Group and the details of which are not generally known to the general public. Confidential Information shall also include: any items that the Company Group has marked “CONFIDENTIAL” or some similar designation or are otherwise identified as being confidential. Confidential Information includes but is not limited to all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, buyer lists of the Company Group.

(iii) “Entity” or “Entities” shall mean any business, individual, partnership, joint venture, agency, governmental agency, body or subdivision, association, firm, corporation, limited liability company or other entity of any kind.

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(iv) “Restricted Period” means for purposes of Section 5(e), one (1) year following the termination of the Executive’s employment and, for all other purposes, two (2) years following the termination of the Executive’s employment. Notwithstanding the foregoing, the Restricted Period shall be extended for a period of time equal to any period(s) of time that the Executive is determined by a final non-appealable judgment from a court of competent jurisdiction to have engaged in any conduct that violates any provision of this Section 5 (the purpose of this provision is to secure for the benefit of the Company the entire Restricted Period being bargained for by the Company for the restrictions upon the Executive’s activities). In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

(v) “Territory” shall mean the geographic boundaries of each state within the United States of America and of each foreign country in which the Company Group owns or operates a Restricted Business located in such state or country (in the event that the Executive’s employment has terminated, determined at the time of the termination of the Executive’s employment), or in which the Company Group has purchased land or executed a lease to establish a Restricted Business (in the event that the Executive’s employment has terminated, determined at the time of the termination of the Executive’s employment). In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

(vi) “Trade Secrets” shall mean information or data of or about any member of the Company Group, including, but not limited to, technical or non-technical data, recipes, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential suppliers that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (iii) any other information which is defined as a “trade secret” under applicable law.

(vii) “Work Product” shall mean all tangible work product, property, data, documentation, “know-how,” concepts or plans, inventions, improvements, techniques and processes relating to any member of the Company Group that were conceived, discovered, created, written, revised or developed by the Executive during the term of his employment with the Company Group.

(c) Nondisclosure; Ownership of Proprietary Property.

(i) In recognition of the need of the Company Group to protect its legitimate business interests, Confidential Information and Trade Secrets, the Executive hereby covenants and agrees that, during the Term and at all times thereafter, the Executive shall regard and treat Trade Secrets and all Confidential Information as strictly confidential and wholly-owned by the Company Group and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party or Entity for any purpose other than in accordance with this Agreement or as required by applicable law, court order or other legal process: (A) with regard to each item constituting a Trade Secret, at all times such information remains a “trade secret” under applicable law, and (B) with regard to any Confidential Information, for the Restricted Period.

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(ii) The Executive shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information, and he shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which the Executive becomes aware. The Executive shall assist the Company, to the extent necessary, in the protection of or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information.

(iii) All Work Product shall be owned exclusively by the Company Group. To the greatest extent possible, any Work Product shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended), and the Executive hereby unconditionally and irrevocably transfers and assigns to the applicable member of the Company Group all right, title and interest the Executive currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights. The Executive agrees to execute and deliver to the applicable member of the Company Group any transfers, assignments, documents or other instruments which such member of the Company Group may deem necessary or appropriate, from time to time, to protect the rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the Company Group.

(d) Non-Solicitation.

(i) The Executive recognizes and acknowledges that, as a result of his employment by the Company Group, he will become familiar with and acquire knowledge of confidential information and certain other information regarding the other executives, consultants and employees of the Company Group, and the suppliers, customers and other business partners of the Company Group. Therefore, the Executive covenants and agrees that, during the Restricted Period, the Executive shall not, directly or indirectly, encourage, solicit or otherwise attempt to persuade any person in the employment or service of any member of the Company Group to terminate or reduce his or her employment or service with the Company or to violate any confidentiality, non-competition agreement that such person may have with the Company. Furthermore, neither the Executive nor any person acting in concert with the Executive nor any of the Executive’s affiliates shall, during the Restricted Period, employ any person who has been an executive or management employee of the Company unless that person has ceased to be an employee of the Company for at least twelve months. In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

(ii) The Executive further covenants and agrees that during the Restricted Period, the Executive shall not, directly or indirectly, in any manner in any way interfere with the relationship between any member of the Company Group and any supplier, franchisee, licensee or other business relation (or any prospective supplier, franchisee, licensee or other business relationship) of any member of the Company Group (including, without limitation, by making any negative or disparaging statements or communications regarding any member of the Company Group or any of their respective operations, officers, directors or investors). In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

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(e) Non-Competition. The Executive covenants and agrees to not obtain or engage in a Competitive Position during the Term and during the Restricted Period. The Executive and the Company recognize and acknowledge that the scope, area and time limitations contained in this Agreement are reasonable and are properly required for the protection of the business interests of the Company due to the Executive’s status and reputation in the industry and the knowledge to be acquired by the Executive through his association with the Company’s business and the public’s close identification of the Executive with the Company and the Company with the Executive. Further, the Executive acknowledges that his skills are such that he could easily find alternative, commensurate employment or consulting work in his field that would not violate any of the provisions of this Agreement. The Executive acknowledges and understands that, as consideration for his execution of this Agreement and his agreement with the terms of this covenant not to compete, the Executive will receive employment with and other benefits from the Company in accordance with this Agreement. In the event that any court determines that this restriction constitutes an unreasonable restriction against Executive, Executive and the Company agree that the restriction shall not be rendered void but shall apply as to time, territory or to such other extent as such court may determine or indicate constitutes a reasonable restriction under the circumstances involved.

(f) Remedies. The Executive understands and acknowledges that his violation of any provision of this Section 5 will cause irreparable harm to the Company and the Company will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining the Executive from any employment, service, or other act prohibited by this Agreement. The Parties agree that nothing in this Agreement shall be construed as prohibiting the Company from pursuing any remedies available to it for any breach or threatened breach of any provision of this Section 5, including, without limitation, the recovery of damages from the Executive or any person or entity acting in concert with the Executive. The Company shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by the Executive, or the burden of proving actual damages which is also hereby waived by the Executive. If any part of any provision of this Section 5 is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable. Furthermore and in recognition that certain severance payments are being agreed to in reliance upon the Executive’s compliance with this Section 5 after termination of his employment, in the event the Executive breaches any of such business protection provisions or other provisions of this Agreement, any unpaid amounts (e.g., those provided under Section 4) shall be forfeited, and the Company shall not be obligated to make any further payments or provide any further benefits to the Executive following any such breach. Additionally, if the Executive breaches any of such business protection provisions or other provisions of this Agreement or such provisions are declared unenforceable by a court of competent jurisdiction, any lump sum payment made pursuant to Section 4(d)(i) or (B) shall be refunded by the Executive to the Company on a pro-rata basis based upon the number of months during the Restricted Period during which he violated the provisions of this Section 5 or, in the event any such provisions are declared unenforceable, the number of months during the Restricted Period that the Company did not receive their benefit as a result of the actions of the Executive. The Executive agrees and acknowledges that the opportunity to receive the severance benefits described in Section 4(b), Section 4(c), Section 4(d) and/or Section 4(e), conditioned upon his ongoing fulfillment of his obligations in this Agreement, constitute sufficient consideration for his release of claims against the Company contained within the Release, regardless of whether the Executive’s entitlement to the severance payments set forth in any of the foregoing Articles or other benefits is forfeited in accordance with this Section 5(f).

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6. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with confirmation of transmission by the transmitting equipment, (c) received by the addressee, if sent by certified mail, return receipt requested, or (d) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in the case of the Executive, to the address or facsimile number set forth on the signature page hereto, and in the case of the Company, to the address or facsimile number set forth below (or in either case to such other addresses or facsimile numbers as a Party may designate by notice to the other Parties):

If to the Company, to:

Aeries Technology Solutions Inc.

500, CentreGreen Way

STE 500, Cary, NC 27513

Attn: Legal and Compliance Dept.

Email: legal@aeriestechnology.com

If to the Executive, to:

Executive’s address on record with the Company.

7. Indemnification and Insurance. The Company shall indemnify and hold the Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys’ fees (collectively, “Losses”), incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer of the Company or any of its affiliates. Pursuant thereto, the Company shall advance to the Executive all attorneys’ fees and expenses which the Executive may reasonably incur as a result of any such threatened or actual action or proceeding (or appeal therefrom), subject to his written undertaking to refund any such advances that are determined by a final nonappealable order of a court of competent jurisdiction that the Executive is not entitled to be indemnified for such amounts. In addition, the Company agrees that the Executive is and shall continue to be covered and insured up to the maximum limits provided by all insurance which the Company maintains from time to time to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors) and that the Company will exert its commercially reasonable efforts to maintain such insurance, in not less than its present limits, in effect at all times (including tail coverage) with respect to the Executive’s employment. The indemnification obligations in this Section do not cover or extend to Losses due to Executive’s gross negligence or intentional misconduct.

8. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which the Executive may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company. Notwithstanding the foregoing, the provisions in Section 4 regarding benefits that the Executive will receive upon his employment being terminated supersede and are expressly in lieu of any other severance program or policy that may be offered by the Company.

14

9. Waiver of Breach. The waiver by any Party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any other Party. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party hereto to assert any rights hereunder on any occasion or series of occasions.

10. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns. The Company may assign its rights and obligations under this Agreement to any Affiliate of the Company. “Affiliate” shall mean any entity which controls, is controlled by, or is under common control with another entity. The Executive acknowledges that the services to be rendered by him are unique and personal, and the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

11. Entire Agreement; Amendment. This Agreement contains the entire agreement of the Parties relating to the subject matter herein and supersedes in full and in all respects any prior oral or written agreement, arrangement or understanding between the Parties with respect to the Executive’s employment with the Company. This Agreement may not be amended or changed orally but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

12. Controlling Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. Except as provided in Section 13, all disputes arising out of or relating to this Agreement shall be resolved in the state or federal courts in Mecklenburg County, North Carolina. The Executive and the Company hereby consent to the jurisdiction and venue of such courts and irrevocably waive the necessity of personal service of process and consent to service of process by First Class mail (return receipt requested), UPS next day delivery or a comparable delivery service. Notwithstanding the foregoing, the Company will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining the Executive from any employment, service, or other act prohibited by this Agreement, without the necessity to post bond or other security, and will not have the burden of proving actual damages.

13. Jurisdiction; Waiver of Jury Trial.

(a) In the event that the Parties are unable to resolve any controversy or claim arising out of or in connection with this Agreement or breach thereof, any Party may refer the dispute to binding arbitration, which, except as expressly provided hereafter, will be the exclusive venue for resolving such claims. Such arbitration will be administered by the American Arbitration Association (the “AAA”) and governed by North Carolina law. The arbitration will be conducted by a single arbitrator selected by the Executive and the Company according to the rules of the AAA. In the event that the Parties fail to agree on the selection of the arbitrator within 30 days after either the Executive’s or the Company’s request for arbitration, the arbitrator will be chosen by the AAA. The arbitration proceeding will commence on a mutually agreeable date within 90 days after the request for arbitration. The venue for arbitration will be agreed on by the Parties or, in the absence of any agreement, will be in a venue located in Mecklenburg County, North Carolina.

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(b) The arbitrator will have no power or authority to make awards or orders granting relief that would not be available to a Party in a court of law. The arbitrator’s award is limited by and must comply with this Agreement and applicable federal, state and local laws. The decision of the arbitrator will be final and binding on the Parties.

(c) Notwithstanding the foregoing, no claim or controversy for injunctive or equitable relief contemplated by or allowed under applicable law pursuant to Section 5 will be subject to arbitration under this Section 13, but will instead be subject to determination as provided in Section 12.

(d) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(e) The Parties may seek to enforce an arbitral award issued pursuant to this Section 13 in any court of competent jurisdiction.

14. Survival. The obligations of the Parties pursuant to Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, and 15, as applicable, shall survive the termination of the Executive’s employment and any termination of this Agreement.

15. Severability. If any provision of this Agreement or the application of any such provision to any Party or circumstances will be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, will not be affected thereby, and each provision hereof will be validated and will be enforced to the fullest extent permitted by law.

16. Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[signature page to follow]

16

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

EXECUTIVE:

/s/ Daniel Webb
Daniel Webb
Date:	28 March 2025

COMPANY:

Aeries Technology Solutions, Inc.

By:	/s/ Ajay Khare
	Name:	Ajay Khare
	Title:	Chief Executive Officer
	Date:	28 March 2025

Signature Page

to

Employment Agreement

17

Exhibit A

Existing Other Activities

A-1

Exhibit B

FORM OF RELEASE

THIS RELEASE (this “Release”) is made and entered into by and between Daniel Webb (“Executive”) and Aeries Technology Solutions, Inc. and its successors or assigns (the “Company”). The Company and Executive are collectively referred to herein as the “Parties.”

WHEREAS, Executive and the Company have agreed that Executive’s employment with Company shall terminate on [INSERT TERMINATION DATE];

WHEREAS, Executive and the Company have previously entered into that certain Employment Agreement, dated November 6, 2023 (the “Agreement”), and this Release is incorporated therein by reference;

WHEREAS, Executive and the Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Executive’s employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

WHEREAS, the Company desires to compensate Executive in accordance with the Agreement for service he has or will provide for the Company;

NOW, THEREFORE, in consideration of the premises and the agreements of the Parties set forth in this Release, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Claims Released Under This Agreement. In exchange for the opportunity to receive the severance benefits described in Section 4(c)(ii), Section 4(d)(i)(A) or (B) or Section 4(e) of the Agreement and except as provided in Paragraph 2 below, subject to his fulfillment of his ongoing obligations under the Agreement, Executive hereby voluntarily and irrevocably waives, releases, dismisses with prejudice, and withdraws all claims, complaints, suits or demands of any kind whatsoever (whether known or unknown) which Executive ever had, may have, or now has against the Company and other current or former subsidiaries or affiliates of the Company and their past, present and future officers, directors, employees, agents, insurers and attorneys (collectively, the “Released Parties”), arising out of or relating to (directly or indirectly) Executive’s employment or the termination of his employment with the Company, or any other event occurring prior to the execution of this Release, including, but not limited to:

(a) claims for violations of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Older Workers’ Benefit Protection Act of 1990, the Americans With Disabilities Act, the Equal Pay Act of 1963, the Family and Medical Leave Act, 42 U.S.C. § 1981, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act, North Carolina Employment Practices Act (NCEPA), the Retaliatory Employment Discrimination Act (REDA), the Persons with Disabilities Protection Act (PDPA), the Hazardous Chemicals Right to Know Act, claims of discrimination based upon any category protected under North Carolina law, including sickle cell trait, genetic testing and information, the use of lawful products, AIDS or HIV status, jury service, or National Guard service, ALL LOCAL LAWS THAT MAY BE LEGALLY WAIVED, all including any amendments and their respective implementing regulations, and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

B-1

(b) claims for violations of any other federal or state statute or regulation or local ordinance;

(c) claims for lost or unpaid wages, compensation or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, misrepresentation, conversion, tortious interference, breach of contract or breach of fiduciary duty;

(d) claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement or any other similar type plan sponsored by the Company; or

(e)	any other claims under state law arising in tort or contract.

2. Claims Not Released Under This Agreement. In signing this Release, Executive is not releasing any claims that (a) enforce his rights under the Agreement, (b) arise out of events occurring after the date Executive executes this Release, (c) arise under any written non-employment related contractual obligations between the Company or its affiliates and Executive which have not terminated as of the execution date of this Release by their express terms, (d) arise under a policy or policies of insurance (including director and officer liability insurance) maintained by the Company or its affiliates on behalf of Executive, (e) relate to any indemnification obligations to Executive under the Company’s bylaws, certificate of incorporation, North Carolina law or otherwise. However, Executive understands and acknowledges that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company, and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans. Nothing in this Release shall prohibit Executive from engaging in protected activities under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency concerning any potential violation of law.

3. No Assignment of Claim. Executive hereby represents that he has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any Party prior to the date of this Release.

4. No Admission Of Liability. This Release shall not in any way be construed as an admission by the Company or Executive of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his representatives, employees or agents.

5. No Current Claims. Executive represents and warrants that Executive has not filed any complaint(s) or charge(s) against the Company or the other Released Parties with the EEOC or the state commission empowered to investigate claims of employment discrimination, the United States Department of Labor, or with any other local, state, or federal agency or court or that Executive has disclosed in writing to the Company any such complaint(s) or charge(s).

6. Disclosure. Executive acknowledges and warrants that, that except as previously discussed (whether orally or in writing) with the Board or internal or external Company counsel, the Executive is not aware of any matters for which the Executive was responsible or which came to the Executive’s attention as an employee of the Company that might give rise to, evidence or support any claim of illegal conduct, regulatory violation, unlawful discrimination, retaliation or other cause of action against the Company.

B-2

7. Company Property. All records, files, lists, including computer generated lists, data, drawings, documents, equipment and similar items relating to the Company’s business that Executive generated or received from the Company remains the Company’s sole and exclusive property. Executive agrees to promptly return to the Company all property of the Company in his possession. Executive further represents that he has not copied or caused to be copied, printed out, or caused to be printed out any documents or other material originating with or belonging to the Company. Executive additionally represents that he will not retain in his possession any such documents or other materials.

8. Cooperation. The Executive will provide reasonable cooperation to the Company, all Released Parties and their respective counsel at all times in any internal or external claims, charges, audits, investigations, and/or lawsuits involving the Company and/or any other Released Party of which the Executive may have knowledge or in which the Executive may be a witness, it being understood that requests for reasonable cooperation shall not unreasonably interfere with Executive’s personal or other professional responsibilities. Such reasonable cooperation includes meeting with the Company representatives and counsel to disclose such facts as the Executive may know; preparing with the Company’s counsel for any deposition, trial, hearing, or other proceeding; attending any deposition, trial, hearing or other proceeding to provide truthful testimony. The Company agrees to reimburse the Executive for reasonable out-of-pocket expenses incurred by the Executive in the course of complying with this obligation and pay Executive at a rate of $[●] an hour for time spent in the course of complying with this obligation as a 1099 contractor/consultant. Nothing in this Section 8 should be construed in any way as prohibiting or discouraging the Executive from testifying truthfully under oath as part of, or in connection with, any such proceeding.

9. Acknowledgement of Waiver of Claims under ADEA. Executive acknowledges that this Release waives any and all claims that Executive may have under the ADEA for claims arising prior to the execution of this Release and that Executive’s agreement to waive such claims and all other claims released under the terms of this Release is made knowingly and voluntarily. Executive acknowledges that Executive would not be entitled to the severance benefits but for Executive’s non-revoked execution of this Release. Executive further acknowledges that (a) he has been advised that he should consult with an attorney prior to executing this Release, (b) he has been given [twenty-one (21)][forty-five (45)] days within which to consider this Release before executing it, (c) he has been given at least seven (7) days following the execution of this Release to revoke this Release (the “Revocation Period”) by providing written notice of revocation in accordance with Section 6 of the Agreement, and (d) he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is knowing and voluntary. Executive further acknowledges that upon expiration of the Revocation Period, this Release will be binding upon his, his heirs, administrators, representatives, executors, successors and assigns and the Release will become irrevocable.

10. Severability. All provisions of this Release are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Release. The Parties further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Release to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Release as limited.

11. Specific Performance. If a court of competent jurisdiction determines that Executive has breached or failed to perform any part of this Release, the Executive agrees that Company shall be entitled to seek injunctive relief to enforce this Release, to the extent permitted by applicable law. The Company will not be required to post bond or other security, and will not have the burden of proving actual damages.

12. Restrictive Covenants. Executive acknowledges that he entered into restrictive covenants in Section 5 of the Agreement, and that in accordance with the terms of the Agreement, he is subject to those obligations as they remain in full force and effect following Executive’s separation of employment with the Company.

B-3

13. No Waiver. Should the Company fail to require strict compliance with any term or condition of the Agreement or this Release, such failure shall not be deemed a waiver of such terms or conditions, nor shall the Company’s failure to enforce any right it may have preclude it from thereafter enforcing its rights under the Agreement or this Release. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Agreement or this Release.

14. Entire Agreement. This Release constitutes the entire understanding of the Parties regarding the subject matter of this Release, supersedes all prior oral or written agreements on the subject matter of this Release and cannot be modified except by a writing signed by all Parties in accordance with Section 18 below.

15. Binding Effect. This Release inures to the benefit of, and is binding upon, the Parties and their respective successors and assigns.

16. Captions. The captions to the various sections of this Release are for convenience only and are not part of this Release.

17. Counterparts. This Release may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute the same agreement.

18. Amendments. Any amendment to this Release must be in writing and signed by duly authorized representatives of each of the Parties hereto and must expressly state that it is the intention of each of the Parties hereto to amend the Release.

19. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Release shall be governed by, and construed in accordance with, the laws of the State of North Carolina without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. Except as provided in Section 20, all disputes arising out of or relating to this Release shall be resolved in the state or federal courts in Mecklenburg County, North Carolina. The Executive and the Company hereby consent to the jurisdiction and venue of such courts and irrevocably waive the necessity of personal service of process and consent to service of process by First Class mail (return receipt requested), UPS next day delivery or a comparable delivery service. Notwithstanding the foregoing, the Company will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining the Executive from any employment, service, or other act prohibited by this Release.

20. Jurisdiction; Waiver of Jury Trial.

(a) In the event that the Parties are unable to resolve any controversy or claim arising out of or in connection with this Release or breach thereof, any Party may refer the dispute to binding arbitration, which, except as expressly provided hereafter, will be the exclusive venue for resolving such claims. Such arbitration will be administered by the American Arbitration Association (the “AAA”) and governed by North Carolina law. The arbitration will be conducted by a single arbitrator selected by the Executive and the Company according to the rules of the AAA. In the event that the Parties fail to agree on the selection of the arbitrator within 30 days after either the Executive’s or the Company’s request for arbitration, the arbitrator will be chosen by the AAA. The arbitration proceeding will commence on a mutually agreeable date within 90 days after the request for arbitration. The venue for arbitration will be agreed on by the Parties or, in the absence of any agreement, will be in a venue located in Mecklenburg County, North Carolina.

B-4

(b) The arbitrator will have no power or authority to make awards or orders granting relief that would not be available to a Party in a court of law. The arbitrator’s award is limited by and must comply with this Release and applicable federal, state and local laws. The decision of the arbitrator will be final and binding on the Parties.

(c) Notwithstanding the foregoing, no claim or controversy for injunctive or equitable relief contemplated by or allowed under applicable law pursuant to Section 11 or Section 12 of this Release will be subject to arbitration under this Section 20, but will instead be subject to determination as provided in Section 19.

(d) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS RELEASE (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS RELEASE OR THE MATTERS CONTEMPLATED HEREBY.

(e) The Parties may seek to enforce an arbitral award issued pursuant to this Section 20 in any court of competent jurisdiction.

B-5

IN WITNESS WHEREOF, the Parties hereto have executed this Release as of the day and year first written above.

Acknowledged and Agreed to:

“COMPANY”

Aeries Technology Solutions, Inc.

By:
Name:
Title:
Date:

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

“EXECUTIVE”

Daniel Webb

Date:

Signature Page

to

Release

B-6

SCHEDULE 1:

Key Roles & Responsibilities of Executive

Chief Investment Officer

●	Develop and Implement Company’s Inorganic growth strategy and M&A initiatives including mergers, acquisitions, and divestments, ensuring alignment with the company’s long-term financial goals, risk tolerance, and market conditions.

●	Analyze and review market dynamics and competitive intelligence related to targets / opportunities.

●	Create and Execute tax efficient and regulatory compliant Investment / Corporate Structures suitable for investment / M&A transactions

●	Regularly assess and report on the risk exposure of the company’s investments and propose necessary changes to risk management strategies.

●	Oversee the due diligence process, including financial modeling, valuation, and scenario analysis, to assess potential investments.

●	Identify and report incisive assessment and recommendations on key capital projects, joint ventures, potential M&A targets, and other strategic partnership opportunities and execute efficiently those that are approved

●	Negotiate transaction structures and outcomes that are beneficial to the Company

●	Maintain strong relationships with investors, analysts and researchers and potential market makers.

●	Work with the finance, legal, and compliance teams to ensure all investments align with company policies, regulations, and ethical standards. Ensure that the organization adheres to all financial regulations, compliance standards, and ethical guidelines.

Chief Financial Officer

●	Develop and execute the organization’s financial strategy, ensuring alignment with overall corporate goals and objectives.

●	Drive the Financial Control, budgeting, MIS and cost management initiatives. Responsible for internal and external financial reporting, stewardship of a company’s assets, and ownership of cash management.

●	Assess financial risks and opportunities, ensuring the company’s financial health and sustainability

●	Custodian of Asset and Liability management of the company and ensure all the times adequate liquidity to support business growth.

●	Assess and manage the company’s capital structure, including the cost of capital, liquidity, and working capital management.

●	Drive the organization to improve its risk adjusted Return on Assets and Equity through proper cash flow planning and business analytics.

●	Ensure accurate and timely financial reporting, in compliance with applicable accounting standards and regulatory requirements. Oversee the preparation of annual financial statements, quarterly reports, and other regulatory filings.

Sch. 1-1

●	Ensure compliance with tax laws, corporate governance standards, and internal controls to mitigate financial risk and safeguard the organization’s assets.

●	Oversee the organization’s treasury functions, including cash management, liquidity, and short- and long-term financing strategies.

●	Optimize cash flow management and working capital to ensure the organization can meet its operational and strategic needs.

●	Provide financial insights to support strategic business decisions, including market expansion, product development, pricing strategies, and cost management.

●	Access to market feedback and highlight the need to carry out necessary changes to the business verticals and generally be ahead of the curve.

●	Lead and manage the corporate finance department, including accounting, financial planning and analysis, tax, treasury, and internal audit teams.

●	Ensure the financial infrastructure and systems are efficient, robust, and secure, including accounting software, reporting systems, and financial controls.

●	Any other mutually accepted responsibility that the CEO may assign in addition to the above.

Sch. 1-2

Exhibit 10.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) dated as of March 28, 2025 constitutes the entire understanding between the parties and supersedes and replaces all prior or contemporaneous agreements, representations, or understandings, whether written or oral, relating to the subject matter, and no such prior agreements shall be of any further force or effect.

This EMPLOYMENT AGREEMENT (the “Agreement”), dated March 28, 2025 and effective as of February 10, 2025 (the “Effective Date”), is by and between Aeries Technology Solutions, Inc., a North Carolina corporation (the “Company”, and together with its affiliates, the “Company Group”), and Unnikrishnan Balakrishnan Nambiar (the “Executive”) (together, the “Parties” and each a “Party”).

WHEREAS, the Company is a subsidiary of Aeries Technology Inc, a Cayman Islands exempted company limited by shares with NASDAQ ticker number: AERT (the “Group Parent”)

WHEREAS, the Executive and the Company, with the approval of the Group Parent through its Board of Directors desire to enter into this Agreement for the benefit of the Aeries Group, effective as of the Effective Date

“Affiliate” shall mean any entity directly or indirectly controlling, controlled by or under common control of the Company. For purposes of this Agreement, the ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity, shall be deemed to constitute control.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

1. Employment; Position; Duties; Full-Time Status.

(a) Position. The Company hereby agrees to employ the Executive as its Chief Technology Officer and as the Chief Technology Officer of Group Parent and affiliates, and the Executive hereby accepts such employment with the Company, Group Parent and affiliates, upon the terms and subject to the conditions set forth herein.

(b) The Executive shall perform and discharge faithfully the duties and responsibilities which may be assigned by the Company’s Chief Executive Officer, Group Parents’ Board of Directors (the “Board”) or other competent authority of the Company Group (collectively the “Supervisory Authority”), including those set forth on Schedule 1, to the Executive from time to time in connection with the conduct of the Company’s and Group Parent’s business; provided in each case that such duties and responsibilities are commensurate with the duties and responsibilities of persons in similar capacities in similarly sized companies. The Executive shall report to the Supervisory Authority. The Executive hereby agrees that he shall at all times comply with and abide by all terms and conditions set forth in this Agreement and all applicable work policies, procedures and rules as may be issued by the Company and/or Group Parent. The Executive also agrees that he shall comply with all federal, state and local statutes, regulations and public ordinances governing the performance of his duties hereunder.

(c) Full-Time Status. In addition to the duties and responsibilities specifically assigned to the Executive pursuant to Section 1(b) hereof, the Executive shall:

(i) subject to Section 1(d), devote substantially all of his business time, energy and skill to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties; and

(ii) diligently follow and implement all lawful management policies and decisions communicated to the Executive by the Supervisory Authority or other competent authority of the Company and/or Group Parent.

(d) Permitted Activities. Section 1(c) to the contrary notwithstanding, as long as the following activities do not, individually or in the aggregate, interfere with the Executive’s obligations to the Company and Group Parent, do not violate any applicable work policies, procedures and rules as may be issued by the Company and Group Parent do not violate Section 5 below, nothing herein shall be construed as preventing the Executive from:

(i) managing his personal passive investments; or

(ii) participating in civic and professional affairs and organizations and conferences (including serving on boards of directors or as a member of a committee of one or more organizations).

Executive is required to disclose all board appointments and ownership interests above 5% in any other company on Exhibit A. The Company will review any such activities and approve them for conflict of interest purposes. The Company agrees that the activities that the Executive is conducting on the Effective Date, as set forth on Exhibit A attached hereto, are permitted for purposes of this Section 1(d). The Executive is required to amend and supplement Exhibit A if the Executive joins the board of any company or obtains an ownership interest above 5% during the period of this Agreement.

2. Term. The term of this Agreement and the Executive’s employment under this Agreement shall begin on the Effective Date and shall end on the Termination Date as set forth in Section 4 hereof (the “Term”).

3. Compensation.

(a) Base Salary. Subject to the terms and conditions set forth in this Agreement, during the Term, the Company shall pay the Executive, and the Executive shall accept, an annual salary in the amount of two hundred fifty thousand ($250,000.00 USD). Such amount shall be paid in accordance with the Company’s normal payroll practices and may be increased from time to time at the sole discretion of the Board (such amount, as may be so increased, the “Base Salary”).

(b) Incentive, Savings and Retirement Plans. During the Term, the Executive shall be eligible to participate in all incentive (including, without limitation, long term incentive), savings and retirement plans, practices, policies and programs generally available to senior executive officers of the Company (“Peer Executives”), on terms and conditions substantially the same as such Peer Executives, except as to benefits that are specifically applicable to the Executive pursuant to this Agreement. Without limiting the foregoing, the following provisions shall apply with respect to the Executive:

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(i) Annual Incentive Award. With the effective date of this Agreement, the provisions of this Section 3(b)(i) shall govern and the Executive shall be entitled to an annual incentive opportunity up to 40% of Executive’s Annual Base Salary, the amount of which shall be determined by the Board or the Board’s compensation committee (the “Compensation Committee”). The incentive (including Cash-based Bonus, Equity awards, etc) maybe above or below the target opportunity aligned to the Management Incentive Plan.The amount of and performance criteria (which includes overall Company performance and the achievement of objectives under this Agreement as defined by the Chief Executive Officer) with respect to any such incentive for any fiscal year commencing on or after April 1, 2024 fiscal year shall be determined by the Board or the Compensation Committee. The Executive must be actively employed by the Company on the last day of the fiscal year to receive a bonus for such fiscal year.

(c) Equity Options: Executive will be eligible for future award grants subject to Executive & Company Performance, Executive’s continued service with the Company or Group Parent or one of their respective affiliates through such grant date and approval by the Board or Compensation Committee, as applicable. The options will be subject to the terms and conditions as per the applicable form of award agreement thereunder.

(d) Welfare Benefit Plans. During the Term, the Executive and the Executive’s eligible dependents shall be eligible to participate under the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, executive life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to Peer Executives. Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan, practice, policy or program applicable to Peer Executives as long as such amendment or termination is applicable to all Peer Executives on a consistent basis.

(e) Business Expenses and Vacation. During the Term of this Agreement, the Company shall reimburse the Executive for all expenses reasonably incurred by the Executive in the performance of the Executive’s duties, and in accordance with the Company’s policies on business expense reimbursement. During the Term of this Agreement, the Executive will be subject to the Company’s vacation policy.

(f) Withholdings. All compensation payable hereunder shall be subject to all applicable withholding for federal income taxes, Federal Insurance Contributions Act and all other applicable federal, state and local withholding requirements.

4. Termination of Employment.

(a) General. The Company may, at any time and in its sole discretion, terminate the Executive’s employment, and thereby this Agreement, with Cause, subject to any prior notice requirements of Section 4(b) of this Agreement, or without Cause, and the Executive may, at any time and in his sole discretion, resign from his employment with the Company, and thereby terminate this Agreement, subject to any prior notice requirements and cure opportunities contained in Section 4(c) of this Agreement, if applicable (any such date of termination, the “Termination Date”).

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(b) Effect of Termination with Cause.

(i) If the Executive’s employment with the Company shall be terminated by the Company with Cause during the Term the Executive shall be entitled to receive the following:

(A) any unpaid Base Salary earned through the Termination Date, to be paid in a cash lump sum in the next payroll cycle following the Termination Date; and

(B) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) at the times provided in the applicable plans under which the deferral was made, if and to the extent payable to the Executive under the terms of the applicable plans and which has not been paid as of the Termination Date.

(ii) For purposes of this Agreement, any of the following conditions shall constitute “Cause”:

(A) the Executive’s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude or the Executive’s commission of any crime involving misappropriation, embezzlement, conversion of any property (including confidential or proprietary information) or business opportunities, or fraud with respect to any member of the Company Group or any of its customers or suppliers;

(B) material conduct by the Executive causing any member of the Company Group public disgrace or disrepute or economic harm;

(C) failure of the Executive to perform duties assigned by the Supervisory Authority or any member of the Company Group (other than as a result of death or Disability) that is not cured to the satisfaction of the Board within 10 days after written notice to the Executive specifying the failure;

(D) any act or knowing omission of the Executive aiding or abetting a competitor or supplier of any member of the Company Group to the disadvantage or detriment of any member of the Company Group;

(E) the Executive’s breach of fiduciary duty, gross negligence or willful misconduct with respect to any member of the Company Group;

(F) a material violation by the Executive of any policy of any member of the Company Group applicable to the Executive that has been communicated to the Executive in writing (including through posting on the website of any member of the Company Group), including gross insubordination;

(G) any attempt by the Executive to secure any personal profit (other than through his indirect ownership of equity in the Company) in connection with the business of any member of the Company Group (for example, without limitation, using the Company Group’s assets to pursue other interests, diverting any business opportunity belonging to the Company Group to himself or to a third party, insider trading or taking bribes or kickbacks); or

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(H) any other material breach by the Executive of this Agreement or any other agreement between the Executive and any member of the Company Group which is incurable or not cured to the Board’s reasonable satisfaction within ten (10) days after written notice thereof to the Executive.

For all purposes hereunder, no act or omission to act by the Executive shall be “willful” if conducted in good faith or with a reasonable belief that such act or omission was in the best interests of the Company.

(c) Resignation by the Executive.

(i) Without Good Reason. If the Executive resigns without Good Reason, the Company shall pay to the Executive any other accrued amounts or accrued benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company at the times provided under the applicable plan, program, policy, practice, contract or agreement of the Company (collectively the “Accrued Amounts”) and the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by applicable law or by this Section 4(c)(i). The Executive is required to provide two (2) weeks’ written notice to the Company prior to resigning (“Notice Period”). After receipt of the Executive’s notice of resignation, the Company in its sole discretion can elect to accept Executive’s separation at an earlier date, require continued employment through the Notice Period, or elect to place the Executive on Garden Leave pursuant to Section 4(h).

(ii) With Good Reason. For the Executive to resign with Good Reason pursuant to this Section, the Executive is required to provide written notice of their claimed Good Reason event within 45 days of the Good Reason event to the Supervisory Authority. The Company will then have 45 days to remedy the condition giving rise to the claimed Good Reason event. If the Company fails to remedy the condition giving rise to the claimed Good Reason event, the Executive must terminate his or her employment within 180 days of the Good Reason event to collect any payments stated in this Section 4(c)(ii). If the Supervisory Authority determines that the Executive has resigned with Good Reason, the Company shall pay to the Executive any Accrued Amounts and the Severance Payment stated in Section 4(d)(i)(B). The Supervisory Authority shall have the sole right to determine whether or not a Good Reason event has occurred in accordance with this Section, and the determination of the Supervisory Authority shall be binding on Executive. Payment of the Accrued Amounts and Severance Payment will follow the payment timeline in Section 4(d)(i)(B). To receive any payments under this Section, the Executive must comply with the Sections 4(d)(ii), 5(c).

(iii) Definitions:

(A) Good Reason means: (i) a material reduction in the nature or scope of the Executive’s aggregate duties and responsibilities; (ii) failure of the Company to pay or cause to paid Executive’s Base Salary or Annual Incentive, if earned or failure of the company to deliver the Equity Awards,if vested, unless agreed by the Executive.

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(B) Change in Control means: (i) a sale of all or substantially all of the assets of the Company; (ii) the acquisition of all or substantially all (excluding shares that are part of a management roll over into the buyer entity) of the voting power of the outstanding securities of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of their continuing to hold such stock and/or their receipt in exchange therefor of securities issued as consideration for the Company’s outstanding stock) hold at least 50% of the voting power of the surviving or acquiring entity; or (iii) any reorganization, merger or consolidation in which the corporation is not the surviving entity, excluding any merger effected exclusively for the purpose of changing the domicile of the Company.

(d) Effect of Termination without Cause.

(i) If the Executive’s employment with the Company is terminated by the Company without Cause:

(A) the Company shall pay or deliver to the Executive the Accrued Amounts including any Equity Awards vested and not yet delivered and Bonus declared and not yet delivered

(B) so long as the Executive complies with Sections 5(c) of this Agreement, the Company shall pay to the Executive an amount (the “Severance Payment”) equal to 12 (twelve) months of the Executive’s annual Base Salary as in effect on the Termination date. Severance Payment shall be payable in equal installments (less applicable withholdings and deductions) over a period of 12 months following the Termination Date, and commencing on the first payroll period occurring on or after the 60th day following the Termination Date; and the payments shall be made with the same frequency as the Executive’s Base Salary was paid prior to such termination; and

Payments pursuant to this Section 4(d) shall be in lieu of any other severance benefits that the Executive may be eligible to receive under the Company’s or any of the Company Group’s benefit plans or programs.

(ii) As a condition to receiving the payments or benefits provided for in Section 4(d)(i)(B) the Executive agrees to sign and deliver to the Company a release in a form attached hereto as Exhibit B and delivered to the Company within five (5) business days of the Termination Date, which must become effective within sixty (60) days following the Termination Date.

(e) Termination Upon Death. This Agreement shall terminate immediately upon the Executive’s death, and the Executive or his beneficiaries shall be entitled to no further payments or benefits hereunder, other than the payment of the Accrued Amounts, including, without limitation, benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to the Executive on the date of his death. The rights of the Executive’s estate with respect to any benefit plans shall be determined in accordance with the specific terms, conditions and provisions of the applicable award agreements and benefit plans.

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(f) Disability.

(i) If the Company determines in good faith that the Disability (as defined in Section 4(f)(ii)) of the Executive has occurred during the Term, it may give to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such written notice by the Executive (the “Disability Effective Date”), provided, that, within the 30-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. If the Executive’s employment is terminated by reason of his Disability, this Agreement shall terminate, and the Executive shall be entitled to no further payments or benefits hereunder, other than payment of Accrued Amounts, including, without limitation, benefits under such plans, programs, practices and policies relating to disability benefits, if any, as are applicable to the Executive on the Disability Effective Date. The rights of the Executive with respect to any benefit plans shall be determined in accordance with the specific terms, conditions and provisions of the applicable award agreements and benefit plans.

(ii) For purposes of this Agreement, “Disability” shall mean: (A) a long-term disability entitling the Executive to receive benefits under the Company’s long-term disability plan as then in effect; or (B) if no such plan is then in effect or the plan does not apply to the Executive the inability of the Executive, as determined by the Board, to perform the essential functions of his regular duties and responsibilities hereunder, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of at least six consecutive months. At the request of the Executive or his personal representative, the Board’s determination that the Disability of the Executive has occurred shall be certified by a physician mutually agreed upon by the Executive or his personal representative and the Company, the choice of such physician not to be unreasonably withheld by the Executive or his personal representative. Without such physician certification (if it is requested by the Executive or his personal representative), the Executive’s termination shall be deemed a termination by the Company without Cause and not a termination by reason of Disability.

(g) Section 409A.

(i) It is intended that (i) each payment of a series of installment payments provided under this Agreement shall be a separate “payment” for purposes of Section 409A of the United States Internal Revenue Code and the Treasury Regulations thereunder (collectively, “Section 409A”), and (ii) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A, including those provided under Treasury Regulations 1.409A-1(b)(4)(regarding short-term deferrals), 1.409A-1(b)(9)(iii) (regarding the two-times, two (2) year exception) and 1.409A- 1(b)(9)(v) (regarding reimbursements and other separation pay). Notwithstanding anything to the contrary herein, if (1) on the date of the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), the Executive is deemed to be a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of the Company, as determined in accordance with the Company’s “specified employee” determination procedures, and (2) any payments to be provided to the Executive pursuant to this Agreement which constitute “deferred compensation” for purposes of Section 409A and are or may become subject to the additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date that is six (6) months after the date of the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) or, if sooner, the date of the Executive’s death. Any payments delayed pursuant to this Section 4(g) shall be made in a lump sum on the first day of the seventh month following the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) or, if sooner, the date of the Executive’s death.

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(ii) Notwithstanding any other provision herein to the contrary, a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of “deferred compensation” (as such term is defined in Section 409A and the Treasury Regulations promulgated thereunder) upon or following a termination of employment unless such termination is also a “separation from service” from the Company within the meaning of Section 409A and Section 1.409A-1(h) of the Treasury Regulations and, for purposes of any such provision of this Agreement, references to a “separation,” “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii) Notwithstanding any other provision herein to the contrary, in no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Section 409A and the Treasury Regulations promulgated thereunder be subject to offset by any other amount unless otherwise permitted by Section 409A.

(iv) Notwithstanding any other provision herein to the contrary, to the extent that any reimbursement (including expense reimbursements), fringe benefit or other, similar plan or arrangement in which the Executive participates during the Term or thereafter provides for a “deferral of compensation” within the meaning of Section 409A and the Treasury Regulations promulgated thereunder, then such reimbursements shall be made in accordance with Treasury Regulations 1.409A- 3(i)(1)(iv) including; (i) the amount eligible for reimbursement or payment under such plan or arrangement in one calendar year may not affect the amount eligible for reimbursement or payment in any other calendar year (except that a plan providing medical or health benefits may impose a generally applicable limit on the amount that may be reimbursed or paid), (ii) subject to any shorter time periods provided herein or the applicable plans or arrangements, any reimbursement or payment of an expense under such plan or arrangement must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred, and (iii) the right to any reimbursement or in-kind benefit may not be subject to liquidation or exchange for another benefit.

(v) For the avoidance of doubt, any payment due under this Agreement within a period following the Executive’s termination of employment, death, Disability or other event, shall be made on a date during such period as determined by the Company in its sole discretion (subject to compliance with Section 409A and the Treasury Regulations and other interpretive guidance promulgated thereunder, if applicable).

(vi) This Agreement shall be interpreted in accordance with, and the Company and the Executive will use their best efforts to achieve timely compliance with, Section 409A and the Treasury Regulations and other interpretive guidance promulgated thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date of this Agreement. By accepting this Agreement, the Executive hereby agrees and acknowledges that the Company does not make any representations with respect to the application of Section 409A to any tax, economic or legal consequences of any payments payable to the Executive hereunder. Further, by the acceptance of this Agreement, the Executive acknowledges that (i) the Executive has obtained independent tax advice regarding the application of Section 409A to the payments due to the Executive hereunder, (ii) the Executive retains full responsibility for the potential application of Section 409A to the tax and legal consequences of payments payable to the Executive hereunder and (iii) the Company shall not indemnify or otherwise compensate the Executive for any violation of Section 409A that my occur in connection with this Agreement. The Parties agree to cooperate in good faith to amend such documents and to take such actions as may be necessary or appropriate to comply with Section 409A.

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(h) Garden Leave. So long as the Company continues to pay the Executive remuneration, the Company is entitled at its absolute discretion to require the Executive during any period of notice (or any part of such Notice Period) to do any one or more of the following: (i) not to carry out any work; or (ii) to carry out only some portion of work at Company’s sole discretion; or (iii) not attend the office premises of the Company during all or any part of the Notice Period; or (iv) to work remotely during all or any part of the Notice Period; and “Garden Leave” refers to any such period. Unless the Company agrees otherwise, the Executive will not, during Garden Leave:

(i) do any work, whether paid or unpaid, for any third party;

(ii) hold himself out as a partner, director or other officer of the Company or any Company Group;

(iii) make any comment to any person about the change to his duties, roles, responsibilities or designation, except to confirm that he is on Garden Leave and that he has been given notice of termination or resigned as the case may be;

(iv) make contact with any employee, agent, customer or client of the Company or any Company Group.

(v) The Executive acknowledges that during Garden Leave he will remain employed by the Company and that his obligations and duties (including, without limitation, those of good faith, fidelity and exclusive service) continue to apply. As indicated above, he may be required to render services to the Company during Executive’s Garden Leave, as and when required by the Company.

(vi) The Company reserves the right, at its sole discretion, to cancel the Executive’s Garden Leave at any time during the Notice Period and require him to resume work in the usual course.

5. Confidentiality and Non-Disclosure.

(a) Preamble. As a material inducement to the Company to enter into this Agreement and to provide the Executive with the compensation and benefits described herein, and the Company’s recognition of the valuable experience, knowledge and receipt of proprietary information the Executive has gained and will gain from his employment with the Company, the Executive warrants and agrees that he will abide by and adhere to the following business protection provisions in this Section 5.

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(b) Definitions. For purposes of this Section 5, the following terms shall have the following meanings:

(i) “Confidential Information” shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the Company Group, other than “Trade Secrets” (as defined below), which is of tangible or intangible value to the Company Group and the details of which are not generally known to the general public. Confidential Information shall also include: any items that the Company Group has marked “CONFIDENTIAL” or some similar designation or are otherwise identified as being confidential. Confidential Information includes but is not limited to all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, buyer lists of the Company Group.

(ii) “Trade Secrets” shall mean information or data of or about any member of the Company Group, including, but not limited to, technical or non-technical data, recipes, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential suppliers that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (iii) any other information which is defined as a “trade secret” under applicable law.

(iii) “Work Product” shall mean all tangible work product, property, data, documentation, “know-how,” concepts or plans, inventions, improvements, techniques and processes relating to any member of the Company Group that were conceived, discovered, created, written, revised or developed by the Executive during the term of his employment with the Company Group.

(c) Nondisclosure; Ownership of Proprietary Property.

(i) In recognition of the need of the Company Group to protect its legitimate business interests, Confidential Information and Trade Secrets, the Executive hereby covenants and agrees that, during the Term and at all times thereafter, the Executive shall regard and treat Trade Secrets and all Confidential Information as strictly confidential and wholly-owned by the Company Group and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party or Entity for any purpose other than in accordance with this Agreement or as required by applicable law, court order or other legal process: (A) with regard to each item constituting a Trade Secret, at all times such information remains a “trade secret” under applicable law, and (B) with regard to any Confidential Information, for the Restricted Period.

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(ii) The Executive shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information, and he shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which the Executive becomes aware. The Executive shall assist the Company, to the extent necessary, in the protection of or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information.

(iii) All Work Product shall be owned exclusively by the Company Group. To the greatest extent possible, any Work Product shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended), and the Executive hereby unconditionally and irrevocably transfers and assigns to the applicable member of the Company Group all right, title and interest the Executive currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights. The Executive agrees to execute and deliver to the applicable member of the Company Group any transfers, assignments, documents or other instruments which such member of the Company Group may deem necessary or appropriate, from time to time, to protect the rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the Company Group.

(d) Remedies. The Executive understands and acknowledges that his violation of any provision of this Section 5 will cause irreparable harm to the Company and the Company will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining the Executive from any employment, service, or other act prohibited by this Agreement. The Parties agree that nothing in this Agreement shall be construed as prohibiting the Company from pursuing any remedies available to it for any breach or threatened breach of any provision of this Section 5, including, without limitation, the recovery of damages from the Executive or any person or entity acting in concert with the Executive. The Company shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by the Executive, or the burden of proving actual damages which is also hereby waived by the Executive. If any part of any provision of this Section 5 is found to be unreasonable, then it may be amended by appropriate order of a court of competent jurisdiction to the extent deemed reasonable. Furthermore and in recognition that certain severance payments are being agreed to in reliance upon the Executive’s compliance with this Section 5 after termination of his employment, in the event the Executive breaches any of such business protection provisions or other provisions of this Agreement, any unpaid amounts (e.g., those provided under Section 4) shall be forfeited, and the Company shall not be obligated to make any further payments or provide any further benefits to the Executive following any such breach. Additionally, if the Executive breaches any of such business protection provisions or other provisions of this Agreement or such provisions are declared unenforceable by a court of competent jurisdiction, any lump sum payment made pursuant to Section 4(d)(i)(A) or (B) shall be refunded by the Executive to the Company on a pro-rata basis based upon the number of months during the Restricted Period during which he violated the provisions of this Section 5 or, in the event any such provisions are declared unenforceable, the number of months during the Restricted Period that the Company did not receive their benefit as a result of the actions of the Executive. The Executive agrees and acknowledges that the opportunity to receive the severance benefits described in Section 4(b), Section 4(c), Section 4(d) and/or Section 4(e), conditioned upon his ongoing fulfillment of his obligations in this Agreement, constitute sufficient consideration for his release of claims against the Company contained within the Release, regardless of whether the Executive’s entitlement to the severance payments set forth in any of the foregoing Articles or other benefits is forfeited in accordance with this Section 5(d).

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6. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail with confirmation of transmission by the transmitting equipment, (c) received by the addressee, if sent by certified mail, return receipt requested, or (d) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in the case of the Executive, to the address or facsimile number set forth on the signature page hereto, and in the case of the Company, to the address or facsimile number set forth below (or in either case to such other addresses or facsimile numbers as a Party may designate by notice to the other Parties):

If to the Company, to:

Aeries Technology Solutions Inc.

500, CentreGreen Way

STE 500, Cary, NC 27513

Attn: Legal and Compliance Dept

Email: legal@aeriestechnology.com

If to the Executive, to:

Executive’s address on record with the Company.

7. Indemnification and Insurance. The Company shall indemnify and hold the Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys’ fees (collectively, “Losses”), incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer of the Company or any of its affiliates. Pursuant thereto, the Company shall advance to the Executive all attorneys’ fees and expenses which the Executive may reasonably incur as a result of any such threatened or actual action or proceeding (or appeal therefrom), subject to his written undertaking to refund any such advances that are determined by a final non appealable order of a court of competent jurisdiction that the Executive is not entitled to be indemnified for such amounts. In addition, the Company agrees that the Executive is and shall continue to be covered and insured up to the maximum limits provided by all insurance which the Company maintains from time to time to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors) and that the Company will exert its commercially reasonable efforts to maintain such insurance, in not less than its present limits, in effect at all times (including tail coverage) with respect to the Executive’s employment. The indemnification obligations in this Section do not cover or extend to Losses due to Executive’s gross negligence or intentional misconduct.

8. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which the Executive may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company. Notwithstanding the foregoing, the provisions in Section 4 regarding benefits that the Executive will receive upon his employment being terminated supersede and are expressly in lieu of any other severance program or policy that may be offered by the Company.

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9. Waiver of Breach. The waiver by any Party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any other Party. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party hereto to assert any rights hereunder on any occasion or series of occasions.

10. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon their successors and assigns. The Company may assign its rights and obligations under this Agreement to any Affiliate of the Company. “Affiliate” shall mean any entity which controls, is controlled by, or is under common control with another entity. The Executive acknowledges that the services to be rendered by him are unique and personal, and the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

11. Entire Agreement; Amendment. This Agreement contains the entire agreement of the Parties relating to the subject matter herein and supersedes in full and in all respects any prior oral or written agreement, arrangement or understanding between the Parties with respect to the Executive’s employment with the Company. This Agreement may not be amended or changed orally but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

12. Controlling Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. Except as provided in Section 13, all disputes arising out of or relating to this Agreement shall be resolved in the state or federal courts in Mecklenburg County, North Carolina. The Executive and the Company hereby consent to the jurisdiction and venue of such courts and irrevocably waive the necessity of personal service of process and consent to service of process by First Class mail (return receipt requested), UPS next day delivery or a comparable delivery service. Notwithstanding the foregoing, the Company will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining the Executive from any employment, service, or other act prohibited by this Agreement, without the necessity to post bond or other security, and will not have the burden of proving actual damages.

13. Jurisdiction; Waiver of Jury Trial.

(a) In the event that the Parties are unable to resolve any controversy or claim arising out of or in connection with this Agreement or breach thereof, any Party may refer the dispute to binding arbitration, which, except as expressly provided hereafter, will be the exclusive venue for resolving such claims. Such arbitration will be administered by the American Arbitration Association (the “AAA”) and governed by North Carolina law. The arbitration will be conducted by a single arbitrator selected by the Executive and the Company according to the rules of the AAA. In the event that the Parties fail to agree on the selection of the arbitrator within 30 days after either the Executive’s or the Company’s request for arbitration, the arbitrator will be chosen by the AAA. The arbitration proceeding will commence on a mutually agreeable date within 90 days after the request for arbitration. The venue for arbitration will be agreed on by the Parties or, in the absence of any agreement, will be in a venue located in Mecklenburg County, North Carolina.

13

(b) The arbitrator will have no power or authority to make awards or orders granting relief that would not be available to a Party in a court of law. The arbitrator’s award is limited by and must comply with this Agreement and applicable federal, state and local laws. The decision of the arbitrator will be final and binding on the Parties.

(c) Notwithstanding the foregoing, no claim or controversy for injunctive or equitable relief contemplated by or allowed under applicable law pursuant to Section 5 will be subject to arbitration under this Section 13, but will instead be subject to determination as provided in Section 12.

(d) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(e) The Parties may seek to enforce an arbitral award issued pursuant to this Section 13 in any court of competent jurisdiction.

14. Survival. The obligations of the Parties pursuant to Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, and 15, as applicable, shall survive the termination of the Executive’s employment and any termination of this Agreement.

15. Severability. If any provision of this Agreement or the application of any such provision to any Party or circumstances will be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, will not be affected thereby, and each provision hereof will be validated and will be enforced to the fullest extent permitted by law.

16. Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[signature page to follow]

14

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

EXECUTIVE:

/s/ Unnikrishnan Balakrishnan Nambiar
Unnikrishnan Balakrishnan Nambiar
Date:	28 March 2025

COMPANY:

Aeries Technology Solutions, Inc.

By:	/s/ Ajay Khare
	Name:	Ajay Khare
	Title:	Chief Executive Officer
	Date:	28 March 2025

Signature Page

to

Employment Agreement

15

Exhibit A

Existing Other Activities

A-1

Exhibit B

FORM OF RELEASE

THIS RELEASE (this “Release”) is made and entered into by and between Unnikrishnan Balakrishnan Nambiar (“Executive”) and Aeries Technology Solutions, Inc. and its successors or assigns (the “Company”). The Company and Executive are collectively referred to herein as the “Parties.”

WHEREAS, Executive and the Company have agreed that Executive’s employment with Company shall terminate on [INSERT TERMINATION DATE];

WHEREAS, Executive and the Company have previously entered into that certain Employment Agreement, dated November 6, 2023 (the “Agreement”), and this Release is incorporated therein by reference;

WHEREAS, Executive and the Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Executive’s employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

WHEREAS, the Company desires to compensate Executive in accordance with the Agreement for service he has or will provide for the Company;

NOW, THEREFORE, in consideration of the premises and the agreements of the Parties set forth in this Release, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Claims Released Under This Agreement. In exchange for the opportunity to receive the severance benefits described in Section 4(c)(ii), Section 4(d)(i)(A) or (B) or Section 4(e) of the Agreement and except as provided in Paragraph 2 below, subject to his fulfillment of his ongoing obligations under the Agreement, Executive hereby voluntarily and irrevocably waives, releases, dismisses with prejudice, and withdraws all claims, complaints, suits or demands of any kind whatsoever (whether known or unknown) which Executive ever had, may have, or now has against the Company and other current or former subsidiaries or affiliates of the Company and their past, present and future officers, directors, employees, agents, insurers and attorneys (collectively, the “Released Parties”), arising out of or relating to (directly or indirectly) Executive’s employment or the termination of his employment with the Company, or any other event occurring prior to the execution of this Release, including, but not limited to:

(a) any and all claims under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Older Workers’ Benefit Protection Act of 1990, the Americans With Disabilities Act, the Equal Pay Act of 1963, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act, the Fair Labor Standards Act, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act, the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, and the California Family Rights Act (CFRA), the California Consumer Privacy Act (CCPA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(b) claims for violations of any other federal or state statute or regulation or local ordinance;

(c) claims for lost or unpaid wages, compensation or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, misrepresentation, conversion, tortious interference, breach of contract or breach of fiduciary duty;

(d) claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement or any other similar type plan sponsored by the Company; or

(e)	any other claims under state law arising in tort or contract.

2. Claims Not Released Under This Agreement. In signing this Release, Executive is not releasing any claims that (a) enforce his rights under the Agreement, (b) arise out of events occurring after the date Executive executes this Release, (c) arise under any written non-employment related contractual obligations between the Company or its affiliates and Executive which have not terminated as of the execution date of this Release by their express terms, (d) arise under a policy or policies of insurance (including director and officer liability insurance) maintained by the Company or its affiliates on behalf of Executive, (e) relate to any indemnification obligations to Executive under the Company’s bylaws, certificate of incorporation, North Carolina law or otherwise. However, Executive understands and acknowledges that nothing herein is intended to or shall be construed to require the Company to institute or continue in effect any particular plan or benefit sponsored by the Company, and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans. Nothing in this Release shall prohibit Executive from engaging in protected activities under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency concerning any potential violation of law.

3. No Assignment of Claim. Executive hereby represents that he has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any Party prior to the date of this Release.

4. No Admission Of Liability. This Release shall not in any way be construed as an admission by the Company or Executive of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his representatives, employees or agents.

5. No Current Claims. Executive represents and warrants that Executive has not filed any complaint(s) or charge(s) against the Company or the other Released Parties with the EEOC or the state commission empowered to investigate claims of employment discrimination, the United States Department of Labor, or with any other local, state, or federal agency or court or that Executive has disclosed in writing to the Company any such complaint(s) or charge(s).

6. Disclosure. Executive acknowledges and warrants that, that except as previously discussed (whether orally or in writing) with the Board or internal or external Company counsel, the Executive is not aware of any matters for which the Executive was responsible or which came to the Executive’s attention as an employee of the Company that might give rise to, evidence or support any claim of illegal conduct, regulatory violation, unlawful discrimination, retaliation or other cause of action against the Company.

7. Company Property. All records, files, lists, including computer generated lists, data, drawings, documents, equipment and similar items relating to the Company’s business that Executive generated or received from the Company remains the Company’s sole and exclusive property. Executive agrees to promptly return to the Company all property of the Company in his possession. Executive further represents that he has not copied or caused to be copied, printed out, or caused to be printed out any documents or other material originating with or belonging to the Company. Executive additionally represents that he will not retain in his possession any such documents or other materials.

8. Cooperation. The Executive will provide reasonable cooperation to the Company, all Released Parties and their respective counsel at all times in any internal or external claims, charges, audits, investigations, and/or lawsuits involving the Company and/or any other Released Party of which the Executive may have knowledge or in which the Executive may be a witness, it being understood that requests for reasonable cooperation shall not unreasonably interfere with Executive’s personal or other professional responsibilities. Such reasonable cooperation includes meeting with the Company representatives and counsel to disclose such facts as the Executive may know; preparing with the Company’s counsel for any deposition, trial, hearing, or other proceeding; attending any deposition, trial, hearing or other proceeding to provide truthful testimony. The Company agrees to reimburse the Executive for reasonable out-of-pocket expenses incurred by the Executive in the course of complying with this obligation and pay Executive at a rate of $[●] an hour for time spent in the course of complying with this obligation as a 1099 contractor/consultant. Nothing in this Section 8 should be construed in any way as prohibiting or discouraging the Executive from testifying truthfully under oath as part of, or in connection with, any such proceeding.

9. Acknowledgement of Waiver of Claims under ADEA. Executive acknowledges that this Release waives any and all claims that Executive may have under the ADEA for claims arising prior to the execution of this Release and that Executive’s agreement to waive such claims and all other claims released under the terms of this Release is made knowingly and voluntarily. Executive acknowledges that Executive would not be entitled to the severance benefits but for Executive’s non-revoked execution of this Release. Executive further acknowledges that (a) he has been advised that he should consult with an attorney prior to executing this Release, (b) he has been given [twenty-one (21)][forty-five (45)] days within which to consider this Release before executing it, (c) he has been given at least seven (7) days following the execution of this Release to revoke this Release (the “Revocation Period”) by providing written notice of revocation in accordance with Section 6 of the Agreement, and (d) he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is knowing and voluntary. Executive further acknowledges that upon expiration of the Revocation Period, this Release will be binding upon his, his heirs, administrators, representatives, executors, successors and assigns and the Release will become irrevocable.

10. Severability. All provisions of this Release are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Release. The Parties further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Release to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Release as limited.

11. Specific Performance. If a court of competent jurisdiction determines that Executive has breached or failed to perform any part of this Release, the Executive agrees that Company shall be entitled to seek injunctive relief to enforce this Release, to the extent permitted by applicable law. The Company will not be required to post bond or other security, and will not have the burden of proving actual damages.

12. Restrictive Covenants. Executive acknowledges that he entered into restrictive covenants in Section 5 of the Agreement, and that in accordance with the terms of the Agreement, he is subject to those obligations as they remain in full force and effect following Executive’s separation of employment with the Company.

13. No Waiver. Should the Company fail to require strict compliance with any term or condition of the Agreement or this Release, such failure shall not be deemed a waiver of such terms or conditions, nor shall the Company’s failure to enforce any right it may have preclude it from thereafter enforcing its rights under the Agreement or this Release. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Agreement or this Release.

14. Entire Agreement. This Release constitutes the entire understanding of the Parties regarding the subject matter of this Release, supersedes all prior oral or written agreements on the subject matter of this Release and cannot be modified except by a writing signed by all Parties in accordance with Section 18 below.

15. Binding Effect. This Release inures to the benefit of, and is binding upon, the Parties and their respective successors and assigns.

16. Captions. The captions to the various sections of this Release are for convenience only and are not part of this Release.

17. Counterparts. This Release may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute the same agreement.

18. Amendments. Any amendment to this Release must be in writing and signed by duly authorized representatives of each of the Parties hereto and must expressly state that it is the intention of each of the Parties hereto to amend the Release.

19. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Release shall be governed by, and construed in accordance with, the laws of the State of North Carolina without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. Except as provided in Section 20, all disputes arising out of or relating to this Release shall be resolved in the state or federal courts in Mecklenburg County, North Carolina. The Executive and the Company hereby consent to the jurisdiction and venue of such courts and irrevocably waive the necessity of personal service of process and consent to service of process by First Class mail (return receipt requested), UPS next day delivery or a comparable delivery service. Notwithstanding the foregoing, the Company will be entitled to an injunction by any court of competent jurisdiction enjoining and restraining the Executive from any employment, service, or other act prohibited by this Release.

20. Jurisdiction; Waiver of Jury Trial.

(a) In the event that the Parties are unable to resolve any controversy or claim arising out of or in connection with this Release or breach thereof, any Party may refer the dispute to binding arbitration, which, except as expressly provided hereafter, will be the exclusive venue for resolving such claims. Such arbitration will be administered by the American Arbitration Association (the “AAA”) and governed by North Carolina law. The arbitration will be conducted by a single arbitrator selected by the Executive and the Company according to the rules of the AAA. In the event that the Parties fail to agree on the selection of the arbitrator within 30 days after either the Executive’s or the Company’s request for arbitration, the arbitrator will be chosen by the AAA. The arbitration proceeding will commence on a mutually agreeable date within 90 days after the request for arbitration. The venue for arbitration will be agreed on by the Parties or, in the absence of any agreement, will be in a venue located in Mecklenburg County, North Carolina.

(b) The arbitrator will have no power or authority to make awards or orders granting relief that would not be available to a Party in a court of law. The arbitrator’s award is limited by and must comply with this Release and applicable federal, state and local laws. The decision of the arbitrator will be final and binding on the Parties.

(c) Notwithstanding the foregoing, no claim or controversy for injunctive or equitable relief contemplated by or allowed under applicable law pursuant to Section 11 or Section 12 of this Release will be subject to arbitration under this Section 20, but will instead be subject to determination as provided in Section 19.

(d) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS RELEASE (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS RELEASE OR THE MATTERS CONTEMPLATED HEREBY.

(e) The Parties may seek to enforce an arbitral award issued pursuant to this Section 20 in any court of competent jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have executed this Release as of the day and year first written above.

Acknowledged and Agreed to:

“COMPANY”

Aeries Technology Solutions, Inc.

By:
Name:
Title:
Date:

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

“EXECUTIVE”

Unnikrishnan Balakrishnan Nambiar

Date:

Signature Page

to

Release

SCHEDULE 1:

Key Roles & Responsibilities of Executive

Technology & Infrastructure

●	The Executive will be responsible for overseeing the technological direction of a company, ensuring that technology aligns with business goals.

●	Define the technical roadmap and oversee its execution, keeping in mind the company’s business goals, growth trajectory, and available resources.

●	Lead Product Development & Innovation. Oversee product development cycles, ensuring that products are developed and launched on time, within scope, and meet quality standards. Build and Develop strategies to oversee the use of new technology in the organization.

●	IT Infrastructure & planning. Oversee the development and maintenance of the company’s IT infrastructure, ensuring scalability and reliability to meet growing business demands.

●	Monitor technology trends that could influence the company’s business goals.

●	Build and manage the technology teams to effectively drive business growth across all customer segments, for improving strategy and customer experience.

●	Monitor and assess IT budgets and plans.

●	Maintain current information about technology standards and compliance regulations.

●	Ensure effective cyber security function and an effective DRP / BCP plan aligned with the business requirements as well as customer requirements.

Growth & Delivery

●	Develop a comprehensive revenue strategy for the tech product line, aligning it with the company’s broader business goals.

●	Develop and optimize pricing strategies for the tech product, taking into account market trends, competition, and customer value perception.

●	Ensure that the product’s features, value propositions, and user experience are aligned with customer needs to drive consistent and sustainable revenue growth.

●	Build Same Store Growth Strategy and effectively lead the vertical heads to meet and exceed annual targets

●	Develop and implement a strategy to increase revenue at existing stores, focusing on improving sales from current operations. Ensure that initiatives designed to boost same- store revenue align with broader company goals.

●	Enhance customer experience by identifying pain points and opportunities for improvement in areas like service quality or product accessibility.

●	Lead and guide vertical heads to ensure that they meet performance goals and company objectives. Oversee client deliverables, ensuring high performance in the service delivery and meeting customer expectations.

●	Any other mutually accepted responsibility that the CEO may assign in addition to the above.

Sch. 1-1